                                                                    EXHIBIT 10.2








                          TURNKEY BACKHAUL CONSTRUCTION
                   AND IRU AGREEMENT (BRAZIL--RIO DE JANEIRO)


                                     BETWEEN


                           IMPSAT COMUNICACOES LTDA.,
                              A BRAZIL CORPORATION


                                       AND


                          SOUTH AMERICAN CROSSING LTD.,
                              A BERMUDA CORPORATION


                                FEBRUARY 17, 2000

                                TABLE OF CONTENTS

                                                                                 PAGE

ARTICLE 1      DEFINITIONS........................................................2

ARTICLE 2      PROVISION OF THE BACKHAUL SYSTEM AND GRANT OF IRU..................9

ARTICLE 3      CONSIDERATION......................................................9

ARTICLE 4      CONSTRUCTION OF THE BACKHAUL SYSTEM...............................12

ARTICLE 5      ACCEPTANCE AND TESTING............................................15

ARTICLE 6      CHANGE ORDERS.....................................................17

ARTICLE 7      TERM..............................................................18

ARTICLE 8      OPERATIONS........................................................19

ARTICLE 9      PERMITS; RELOCATIONS..............................................19

ARTICLE 10     USE OF THE SEGMENTS...............................................21

ARTICLE 11     INDEMNIFICATION...................................................22

ARTICLE 12     LIABILITY; WARRANTY...............................................23

ARTICLE 13     INSURANCE.........................................................26

ARTICLE 14     FEES AND OTHER GOVERNMENTAL IMPOSITIONS...........................28

ARTICLE 15     NOTICES...........................................................32

ARTICLE 16     CONFIDENTIALITY...................................................33

ARTICLE 17     TERMINATION FOR DEFAULT...........................................34

ARTICLE 18     FOREIGN CORRUPT PRACTICES ACT.....................................38

ARTICLE 19     TERMINATION OF TERM...............................................39

ARTICLE 20     FORCE MAJEURE.....................................................39

ARTICLE 21     TERMINATION FOR FORCE MAJEURE.....................................41

ARTICLE 22     DISPUTE RESOLUTION................................................43

ARTICLE 23     ASSIGNMENT, SUBCONTRACTORS AND DARK FIBER TRANSFERS......................44

ARTICLE 24     GUARANTOR................................................................46

ARTICLE 25     REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGMENTS..........................46

ARTICLE 26     TITLE AND RISK OF LOSS...................................................47

ARTICLE 27     INTELLECTUAL PROPERTY....................................................48

ARTICLE 28     INFRINGEMENT.............................................................49

ARTICLE 29     MAINTENANCE AND REPAIR OF THE BACKHAUL SYSTEM............................49

ARTICLE 30     GENERAL..................................................................51



Exhibits

Exhibit 1A     Backhaul Route Map
Exhibit 1B     Description and Composition of Route
Exhibit 2A     Technical Specifications for Outside Plant
Exhibit 2B     Technical Specifications for Fiber Optic Cable
Exhibit 2C     Technical Specifications for Duct System
Exhibit 3      Acceptance Tests
Exhibit 4      Associated Properties
Exhibit 5      Billing Schedule
Exhibit 6      As Built Templates
Exhibit 7      Early Completion Bonus
Exhibit 8      Project Management Reports
Exhibit 9      Plan of Work
Exhibit 10     Maintenance Services

Exhibit A      Form of Guaranty
Exhibit B      Form of Payment Escrow Agreement
Exhibit C      Form of Payment Certificate
Exhibit D      Approved Subcontractors
Exhibit E      Form of Completion Bond
Exhibit F      Excluded Taxes
Exhibit G      Contract Taxes

                 TURNKEY BACKHAUL CONSTRUCTION AND IRU AGREEMENT
                            (BRAZIL--RIO DE JANEIRO)


                THIS TURNKEY BACKHAUL CONSTRUCTION AND IRU AGREEMENT (BRAZIL--RIO DE JANEIRO) (this "Agreement") is made and entered into as of February __, 2000 by and between IMPSAT COMUNICACOES LTDA., a Brazil corporation ("IMPSAT"), and SOUTH AMERICAN CROSSING LTD., a Bermuda corporation ("SAC").

                                    RECITALS

                WHEREAS, SAC is developing an undersea fiber optic telecommunications network to circle the continent of South America (the "Network") which will connect with the worldwide fiber optic telecommunications network of Global Crossing Ltd. and its Affiliates;

                WHEREAS, SAC desires to develop, operate, maintain, own and sell, and lease or otherwise dispose of capacity on, a terrestrial fiber optic network (as more fully defined herein, the "Backhaul System") comprising the backhaul from its cable landing station in Estrada Dos Bendeirantes No. 12178, Rio de Janeiro, Brazil to a point-of-presence telehouse in Avenida Pedro Segundo No. 329, Sao Cristovao, Rio de Janeiro, Brazil, for the purpose of conducting international telecommunications traffic to and from such telehouse and to and from the Network;

                WHEREAS, SAC desires to purchase and own *[     ] ducts (the
"Owned Ducts") and the Owned Associated Properties (as defined herein) along the Segments (as defined herein) of the Backhaul System set forth below the caption "New Construction" in Exhibit 1B (the "Owned Segments") and wishes to engage IMPSAT to construct the Owned Ducts and the Owned Associated Properties;

                WHEREAS, SAC desires to acquire from IMPSAT, and IMPSAT desires
to provide to SAC, an IRU to (i) *[     ] and, along the Subway IRU Segments,
*[     ] (the "IRU Duct" and, together with the Owned Ducts, the "Ducts") along the Segments of the Backhaul System set forth below the caption "IRU" in Exhibit 1B (the "IRU Segments") and (ii) the rights-of way, easements, way leaves and/or other real property rights held by IMPSAT along the IRU Segments necessary for the use of the IRU Duct and the Cable (as defined herein) to provide telecommunications services;

        WHEREAS, SAC desires to purchase from IMPSAT and own, and IMPSAT desires to provide to SAC and install in the Ducts, a Lucent Truewave RS fiber


* CONFIDENTIAL TREATMENT REQUEST - Confidential portion has been omitted and filed separately with the Commission.

optic cable containing 48 fibers (the "Cable"), which will be armored in the Subway IRU Segments; and

                WHEREAS, SAC desires to acquire from IMPSAT, and IMPSAT desires to provide to SAC, specified maintenance services as set forth herein;

                NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

                                   ARTICLE 1

                                   DEFINITIONS

                1.1 Unless otherwise defined herein, when used herein, the following terms shall have the following meanings:

                "Acceptance Criteria" means the acceptance criteria set forth in
        Exhibit 3.

                "Acceptance Testing" has the meaning set forth in Section 5.01.

                "Access Rights" means all ownership, easement, wayleaves and/or other property rights, from both private and governmental entities necessary to access, use and occupy the Ducts, the Associated Properties and the Cable in order for SAC to own or acquire an IRU in (as the case may be), operate and maintain the Backhaul System.

                "Additional Amount" has the meaning set forth in Section
        14.01(f).

                "Affiliate" means, with respect to any entity, any other entity controlled by or under common control with such entity. For purposes of this definition, "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to vote more than 50% of the securities (on a fully diluted basis) having ordinary voting power for the election of directors, managing general partners or managing members.

                "Agreement" has the meaning set forth in the preamble.

                "Associated Properties" means the Owned Associated Properties and the IRU Associated Properties.

                "Backhaul System" means the fiber optic cable routes as described in Exhibits 1A and 1B.

                "Billing Schedule" means the payment and milestone schedule set forth in Exhibit 5.

                "Bond" has the meaning set forth in Section 4.15.

                "Cable" has the meaning set forth in the recitals.

                "Certificate of Final Acceptance" means a certificate issued by SAC in accordance with Section 5.05 to IMPSAT certifying that the Backhaul System is Ready for Final Acceptance.

                "Certificate of Provisional Acceptance" means a certificate issued by SAC in accordance with Section 5.04 to IMPSAT certifying that the Backhaul System is Ready for Provisional Acceptance.

                "Change Order" means a written modification to this Agreement, signed by the parties hereto and entered into in accordance with Article 6.

                "Commissioning Report" means a written report from IMPSAT demonstrating that the Backhaul System is Ready for Provisional Acceptance and has passed all Acceptance Testing.

                "Contract Country" means Brazil or any political subdivisions thereof or taxing authorities therein.

                "Contract Taxes" has the meaning set forth in Section 14.01(a).

                "Date of Provisional Acceptance or Final Acceptance" means the date set forth in the Certificate of Provisional Acceptance or Certificate of Final Acceptance, as the case may be, provided that, for purposes of Section 4.04 and Section 4.05, such date shall be deemed to be the date that SAC receives a Commissioning Report demonstrating, or deemed pursuant to Section 5.03 to demonstrate, that the Backhaul System is Ready for Provisional Acceptance or Ready for Final Acceptance, as the case may be, each in accordance with Article 5.

                "Deficiency" means an instance of a failure to conform to the Acceptance Criteria.

                "Deliverable Technical Material" means copies of all technical information, specifications, drawings, designs, sketches, tools, operating data, records, documentation and/or other types of engineering or technical data or information reasonably relating to the operation, maintenance or repair of each component of the Ducts, the Associated Properties and the Cable, including without limitation Exhibits 1 through 10 hereof.

                "Design Specifications" means the design specifications set forth in Exhibits 2A through 2C.

                "Dispute Account" has the meaning set forth in Section
        3.06(b)(i).

                "Dollars" or "U.S.$" means United States dollars.

                "Downpayment" has the meaning set forth in Section 3.01.

                "Ducts" has the meaning set forth in the recitals.

                "Excluded Tax" shall mean a Tax described in any of the following clauses:

                        (i) any franchise, excess profits, net worth, capital or capital gains Tax, as well as any Tax on doing business or imposed on net or gross income or receipts (including minimum and alternative minimum Taxes measured by any items of Tax preference), including, without limitation, any Tax listed in Exhibit F, but in each case excluding ICMS, ISS and other Taxes that are or are in the nature of sales, use, excise, license, rental, ad valorem, value added or property Taxes (other than property taxes on property owned by IMPSAT and not intended to be incorporated into the Backhaul System);

                        (ii) Taxes imposed on IMPSAT solely as a result of IMPSAT's gross negligence or willful misconduct; or

                        (iii) any import duty, other import related charges, sales or use tax, valued added tax or property tax imposed by any Non-Contract Country in respect of supplies brought into (or caused to be brought into) such Non-Contract Country by IMPSAT or its Affiliates for testing, modification or other similar purposes prior to being installed or used outside such Non-Contract Country.

                "Fee" has the meaning set forth in Section 3.01.

                "Final Commissioning Report" means a written report from IMPSAT
        (a) demonstrating that the Backhaul System is Ready for Final Acceptance and has passed all Acceptance Testing and (b) containing (i) a summary of the results of Acceptance Testing with respect to each Segment, (ii) "As Builts" and other customary documentation with respect to each Segment (prepared in accordance with the requirements set forth in Exhibit 6), and (iii) all other information related to the Work hereunder reasonably requested by SAC.

                "Guarantor" means IMPSAT Fiber Networks Inc., a Delaware corporation and the ultimate parent company of IMPSAT.

                "Guaranty" means the guaranty to be entered into by the Guarantor in favor of SAC, to be substantially in the form of Exhibit A hereto.

                "ICMS" means the Brazilian state value-added tax or any similar tax.

                "IMPSAT System" means the telecommunications system of IMPSAT along the IRU Segments and other rights associated with the property and equipment utilized in IMPSAT's telecommunications system along the IRU Segments.

                "Intellectual Property" means any information, computer or other apparatus programs, software, specifications, drawings, designs, sketches, tools, market research or operating data, prototypes, records, documentation, works of authorship or other creative works, ideas, concepts, methods, inventions, discoveries, improvements, or other business, financial and/or technical information (whether or not protectable or registrable under any applicable intellectual property law).

                "IRU" means (a) with respect to the IRU Duct, an exclusive, indefeasible right of use, for the Term, for the purposes described herein and (b) with respect to the IRU Associated Properties, an associated, non-exclusive, indefeasible right of use, for the Term, for the purposes described herein.

                "IRU Associated Properties" means the tangible and intangible property needed for the use of the IRU Duct and the Cable to provide fiber optic telecommunications services along the IRU Segments as contemplated in the Design Specifications including, but not limited to, all Permits with respect to the IRU Segments (specifically excluding any electronic or optronic equipment) and will include the properties and locations described in Exhibit 4.

                "IRU Duct" has the meaning set forth in the recitals.

                "IRU Segments" has the meaning set forth in the recitals.

                "ITP" means the Binding Instruction to Proceed, dated as of December 16, 1999, between SAC and the Guarantor.

                "ISS" means the Brazilian municipal tax on services or any similar tax.

                "Keep-well Letter" means the Keep-well letter, dated the date hereof, from Global Crossing Holdings Ltd. to IMPSAT.

                "Liquidated Damages" means amounts of damages payable due to delay in accordance with Section 4.04.

                "Network" has the meaning set forth in the recitals.

                "Non-Contract Countries" means all countries, or any political subdivisions thereof or taxing authorities therein, other than the Contract Country.

                "Notice of Termination" has the meaning set forth in Section 20.05.

                "Maintenance Services" has the meaning set forth in Section
        29.01.

                "MTTR" has the meaning set forth in Section 17.02(b).

                "Owned Associated Properties" means the tangible and intangible property needed for the use of the Owned Ducts and the Cable to provide fiber optic telecommunications services along the Owned Segments as contemplated by the Design Specifications, including, but not limited to, all Permits with respect to the Owned Segments (specifically excluding any electronic or optronic equipment) and will include the properties and locations described in Exhibit 4.

                "Owned Ducts" has the meaning set forth in the recitals.

                "Owned Segments" has the meaning set forth in the recitals.

                "Payment Escrow Agent" means the escrow agent under the Payment Escrow Agreement, and its successors in such capacity.

                "Payment Escrow Agreement" has the meaning set forth in Section 3.06(b)(i).

                "Permits" means all Access Rights, permits, approvals, "no objections", permissions-in-principle, authorizations, consents, registrations, certificates, rights-of-way, certificates of occupancy, licenses, including without limitation, export and import licenses, necessary to complete the Work and operate and maintain the Backhaul System, provided that Permits shall not include (a) any of the foregoing
        (i) relating to the ownership, operation and maintenance by SAC of the Owned Segments and not necessary until after the Backhaul System is Ready for Provisional Acceptance, (ii) which is or would be needed by SAC to engage in any business outside the business of developing, owning and operating a buried fiber optic cable system or (iii) which is or would be needed at any time by any purchaser or lessee of capacity on the Backhaul System or (b) any telecommunications licenses required to be held by SAC and issued by the Agencia Nacional de Telecomunicacoes (ANATEL) of Brazil. Permits include all of the foregoing whether required to be obtained from governmental entities or private parties.

                "Proprietary Information" has the meaning set forth in Section 16.01.

                "Punch List" has the meaning set forth in Section 5.04(a).

                "Ready for Final Acceptance" means, with respect to the Backhaul System, that:

                        (i) the Backhaul System has been completed in accordance with the Design Specifications,

                        (ii) all Acceptance Testing of the Backhaul System has been successfully completed,

                        (iii) SAC has received the Final Commissioning Report for the Backhaul System; and

                        (iv) all Deficiencies noted in the Certificate of Provisional Acceptance for the Backhaul System have been corrected, including, without limitation, the Punch List.

                "Ready for Provisional Acceptance" means, with respect to the Backhaul System, that:

                        (i) the Backhaul System is complete, except for a Punch List, agreed to between IMPSAT and SAC, listing the items of the Work not yet completed, provided, that the Backhaul System is complete in all material respects, and such incomplete portion of the Work will not (a) materially impair SAC's ability to install and operate equipment therein in the manner intended and
                (b) during its completion, unreasonably impair SAC's ability to install and operate equipment therein in the manner intended. At the sole discretion of SAC, the Punch List may contain items not meeting the standards of clauses (a) and/or (b) above,

                        (ii) the results of Acceptance Testing of the Backhaul System demonstrate that the Backhaul System has satisfied the Acceptance Criteria; and

                        (iii) except as included in the Punch List, all Permits are obtained and in effect for the Backhaul System, and IMPSAT has provided to SAC copies thereof.

                "Recurring Service Charge" has the meaning set forth in Section 29.02(a).

                "Retesting" has the meaning set forth in Section 5.03.

                "Route" means the routes of the Backhaul System described in
        Exhibit 1A.

                "Scheduled RFS Date" means, with respect to the Backhaul System,
        *[      ], as such date may be extended for and during the period of any delay described in Article 20, pursuant to a Change Order or otherwise under this Agreement or by agreement of the parties.

                "Segment" means each of the segments of the Backhaul System identified on Exhibits 1A and 1B.

                "Subcontractors" has the meaning set forth in Section 23.05.

                "Subway IRU Segment" means any portion of an IRU Segment located along a subway system and designated "metro" or "Metro" in Exhibit 1B.

                "Supplies" means any and all materials, plant, machinery, equipment, hardware and items supplied by IMPSAT under this Agreement.

                "Tax" means any tax, duty, levy, charge or custom (including, without limitation, any sales or use tax, ICMS, ISS or octroi duty relating to the contract items and fiscal stamps connected with contract legalization) imposed or collected by any taxing authority or agency (domestic or foreign).

                "Term" has the meaning set forth in Section 7.01(e).

                "Underlying Rights Requirements" has the meaning set forth in
        Section 10.01.

                "Warranty Period" has the meaning set forth in Section 12.03.

                "Work" means all activities and services (other than activities and services specified herein to be provided by SAC) necessary to be performed or provided in developing, planning, engineering, designing, manufacturing, procuring, constructing, delivering, installing and testing the Backhaul System in accordance with the terms hereof until the Backhaul System is Ready for Final Acceptance, including without limitation, designating, coordinating and obtaining all Permits. The term "Work" shall include, without limitation, all work performed by IMPSAT pursuant to the ITP and any work so performed shall be deemed to have


* CONFIDENTIAL TREATMENT REQUEST - Confidential portion has been omitted and filed separately with the Commission.

        been performed pursuant to, and subject to the terms and conditions of, this Agreement.

                "Year 2000 Compliant" means, when used with respect to any equipment, Supplies or materials, that such equipment, Supplies or materials will operate accurately and, without interruption, accept, possess and in all manner retain full functionality when referring to, or involving, any year or date in the twentieth or twenty first centuries.

                1.2 Unless otherwise defined herein, all terms used herein which are commonly used in the terrestrial telecommunications industry shall have the meanings commonly given such terms in the industry.

                                   ARTICLE 2

                PROVISION OF THE BACKHAUL SYSTEM AND GRANT OF IRU

                2.1 In consideration of the Fee, IMPSAT hereby agrees (a) to construct the Owned Ducts and the Owned Associated Properties, to construct the IRU Duct and the IRU Associated Properties and to provide and install the Cable in the Ducts and the Subway IRU Segments on a turnkey, fixed-price, date-certain basis, meeting the Acceptance Criteria on or before the Scheduled RFS Date for the Backhaul System and (b) to grant to SAC an IRU for the Term in the IRU Duct and the IRU Associated Properties, all in accordance with the terms hereof. On the Date of Provisional Acceptance with respect to the Backhaul System, the parties shall execute such documentation as may be reasonably required to evidence the passage of title or grant of an IRU (as the case may be) with respect to each Segment within the Backhaul System.

                2.2 The Owned Segments shall be owned exclusively by SAC and shall not include property owned by IMPSAT, any Affiliate of IMPSAT or any third party. It is acknowledged and agreed by SAC that the IRU Duct and the portion of the Cable installed therein will be located within facilities, and operated pursuant to Permits, that are shared with IMPSAT or other telecommunications providers.

                2.3 The Segments included in this Agreement are set forth in more detail in Exhibits 1A and 1B.

                                    ARTICLE 3

                                  CONSIDERATION

                3.1 In consideration for the construction of the Ducts and the Associated Properties, the provision and installation of the Cable and the grant of the IRU hereunder by IMPSAT to SAC, SAC agrees to pay to IMPSAT a fixed fee (the "Fee") of

U.S.$ *[      ], payable in accordance with the Billing Schedule. Promptly after the execution of this Agreement, SAC shall pay to IMPSAT an initial
payment of $*[      ], representing a downpayment in respect of the Fee (the
"Downpayment"). Amounts paid by SAC under the ITP shall be considered to be included in the Fee and shall be credited to the Downpayment. IMPSAT shall present the invoice in respect of the Downpayment to and in the name of any entity designated by SAC.

                3.2 Subject to Article 14 and to the accrual of any bonus under Section 4.05, the Fee is all-inclusive, including, without limitation, any and all insurance costs, customs duties for the equipment to be provided by IMPSAT, legal costs (incurred by IMPSAT), costs related to obtaining and maintaining the Permits, construction costs, and any other costs incurred or assumed by IMPSAT in obtaining, constructing or conveying the Backhaul System to SAC with all required Permits. IMPSAT acknowledges and agrees that this Agreement is a fixed-price contract and, subject to Article 20, explicitly assumes the risk of any cost overruns beyond its budgeted amount or unexpected costs or expenses.

                3.3 All payments to be made to IMPSAT under this Agreement shall be made in Dollars by wire transfer of immediately available funds to the account or accounts designated by IMPSAT.

                3.4 If SAC fails to make any payment under this Agreement when invoiced and due, such amount shall accrue interest from the date such payment is due until it is paid, such interest to be payable along with the amount due on the date the underlying payment is made, compounded monthly at a rate per annum equal to the prime rate of interest published by The Wall Street
Journal plus *[      ] or, if lower, the highest percentage allowed by New York law.

                3.5 (a) All invoices shall be submitted according to the Billing Schedule, provided that the appropriate milestones set forth therein have been achieved. All invoices shall be submitted with all appropriate supporting ICMS and ISS documentation and shall have a certificate in the form of Exhibit C attached.

                (b) Any Change Orders shall be invoiced and paid in accordance with the terms of the Change Order as specified in Article 6.

                (c) Invoices for amounts not described in clauses (a) or (b) above, which may become payable hereunder, shall be submitted after applicable costs have been incurred or such other time as may be specified in this Agreement, and shall be accompanied by a certificate of IMPSAT explaining such amount and certifying that it is payable.


* CONFIDENTIAL TREATMENT REQUEST - Confidential portion has been omitted and filed separately with the Commission.

                (d) IMPSAT shall render all invoices to the following address or facsimile number:

                South American Crossing Ltd.
                Wessex House
                45 Reid Street
                Hamilton HM12, Bermuda
                Facsimile:  441-296-6749/8606
                Attn:  Robert Klug

                with a copy to:

                South American Crossing Ltd.
                360 North Crescent Drive
                Beverly Hills, CA  90210
                Facsimile:  310-281-4942
                Attn:  Dale Miller

                3.6     (a) Invoices given to SAC shall be due and payable
*[      ] after receipt thereof, or such other time as may be specified in this
Agreement.

                (b) (i) In the event that SAC has an objection to any invoice or other payment obligation or any amount owing by IMPSAT to SAC shall not have been paid when due, SAC shall promptly notify IMPSAT of such objection and such amount, and SAC and IMPSAT shall make every reasonable effort to settle promptly the dispute concerning the payment(s) in question. In the event such dispute cannot be settled, IMPSAT and SAC will promptly execute and deliver a Payment Escrow Agreement substantially in the form of Exhibit B hereto (the "Payment Escrow Agreement"), with such changes therein as the Payment Escrow Agent may reasonably request, and SAC will have the right to withhold payment of the disputed amount(s) (or withhold from the invoice amount a sum equal to the amount purportedly owing by IMPSAT) so long as it deposits, in full, such disputed amount(s) into the Dispute Account created pursuant to the Payment Escrow Agreement (the "Dispute Account").

                (ii) Provided such disputed amount is placed into the Dispute Account in a timely manner and SAC has acted in good faith, SAC shall not be deemed to be in breach of or in default for failing to pay IMPSAT.

                (iii) The Payment Escrow Agent will distribute the disputed amount in accordance with the terms of the Payment Escrow Agreement.



* CONFIDENTIAL TREATMENT REQUEST - Confidential portion has been omitted and filed separately with the Commission.

                (iv) In addition, the prevailing party shall be entitled to receive from the Dispute Account an amount equal to the interest earned by the Payment Escrow Agent on the distributed, disputed amount, which shall be distributed by the Payment Escrow Agent under clause (iii) above. IMPSAT and SAC will share equally the costs and expenses of the Payment Escrow Agent.

                (c) SAC shall make timely payments for that portion of the invoice not in dispute in accordance with Section 3.06(a) or such payments will accrue interest as set forth in Section 3.04. Pending resolution of the dispute, SAC may not withhold payment (unless also subject to dispute) on any other invoice concerning different goods and/or services submitted by IMPSAT.

                                    ARTICLE 4

                       CONSTRUCTION OF THE BACKHAUL SYSTEM

                4.1 IMPSAT shall design and construct on a turnkey basis the Owned Ducts and the Owned Associated Properties, shall construct on a turnkey basis the IRU Duct and the IRU Associated Properties and shall provide and install on a turnkey basis the Cable, all in accordance with the Design Specifications, industry standards and practices and applicable Permits.

                4.2 The IRU with respect to the IRU Duct and the IRU Associated Properties shall include for SAC (and its suppliers and agents) a right to access the IRU Duct and the IRU Associated Properties upon prior authorization, not to be unreasonably withheld, to maintain its equipment and to add or upgrade equipment as it may consider necessary. IMPSAT shall have the right to be present at all times during any access by SAC of the IRU Duct.

                4.3 IMPSAT shall complete the construction and satisfactory Acceptance Testing of the Backhaul System by the Scheduled RFS Date.

                4.4 The parties agree that damages for delay are difficult to calculate and therefore agree that, if the Date of Provisional Acceptance of the Backhaul System does not occur by the Scheduled RFS Date due to a failure of IMPSAT to fulfill its obligations hereunder, IMPSAT shall pay Liquidated Damages
to SAC at a rate of U.S.$ *[      ] per day of delay, for up to 100 days of
delay, and not to exceed U.S.$*[      ] in the aggregate. Any such damages
shall be payable in Dollars. Liquidated Damages and SAC's rights to terminate under Article 17 shall be SAC's sole remedies for any delay in the performance of IMPSAT's obligation to deliver the Backhaul System hereunder.



* CONFIDENTIAL TREATMENT REQUEST - Confidential portion has been omitted and filed separately with the Commission.

                4.5 If the Date of Provisional Acceptance of the Backhaul System occurs prior to the Scheduled RFS Date, SAC shall pay an early completion
bonus to IMPSAT in accordance with Exhibit 7, not to exceed U.S.$*[      ] in
the aggregate. Any such bonus shall be payable in Dollars.

                4.6 IMPSAT shall provide SAC with access to inspect the construction and testing of the Backhaul System during the course and at the time of the relevant construction, installation and testing period for the purpose of verifying conformity with the Acceptance Criteria; provided such access does not unreasonably interfere with IMPSAT's performance hereunder and such access is coordinated in advance with IMPSAT. Upon SAC's request, IMPSAT shall make available for inspection by SAC and, upon SAC's request, by a contractor designated by SAC, at IMPSAT's offices, copies of all information, documents, reports, Permits, drawings and specifications generated, obtained or acquired by IMPSAT in performing its duties under this Agreement that are reasonably requested by SAC and, upon SAC's request, by a contractor designated by SAC, to the extent that the terms of each such document or the legal restrictions applicable to such information or document permits disclosure and further as may be redacted to protect disclosure of confidential business and proprietary terms.

                4.7 IMPSAT shall construct the Backhaul System in accordance with the Acceptance Criteria.

                4.8 IMPSAT shall perform the Work in a safe manner, in accordance with industry standards. IMPSAT shall timely comply with all applicable laws and procure, maintain and comply with all Permits, including without limitation Permits with respect to the IRU Segments, and other authorizations required for the conduct of its business, except for the application of laws or the corresponding acts of authorities that are being contested in good faith and by appropriate proceedings timely initiated and diligently conducted, and except where the failure to so comply would not have a material adverse effect on its ability to perform its obligations hereunder, and would not affect the legality, validity or enforceability of this Agreement or any of the transactions contemplated hereby.

                4.9 As part of the Fee, IMPSAT shall obtain, at its own risk and expense, any export and import license and other official authorization and carry out all customs formalities for the exportation and importation of goods and, where necessary, for their transit through another country.

                4.10 IMPSAT represents and warrants to SAC that it, its Affiliates or its other Subcontractors performing the Work possess, or will possess, a valid license to perform the Work in the jurisdictions where the Work is to be performed and is registered in good standing with the appropriate governmental authorities therein.


* CONFIDENTIAL TREATMENT REQUEST - Confidential portion has been omitted and filed separately with the Commission.

IMPSAT, its Affiliates or its other Subcontractors performing the Work shall remain licensed and in good standing during the performance of the Work. IMPSAT shall bear all costs associated with remaining licensed and in good standing.

                4.11 Subject to Article 20, IMPSAT assumes the risk of conditions on the Route relevant to the Work and, regardless of such conditions, expense or difficulty of performance, will fully complete the Work for the Fee without further recourse to SAC. Information on the site of the Work and local conditions at such site which may have been furnished by SAC is not guaranteed with respect to accuracy by SAC and is furnished only for the convenience of IMPSAT. SAC, however, is not aware of any inaccuracy in such information and will promptly inform IMPSAT of any inaccuracy of which it becomes aware.

                4.12 IMPSAT shall be permitted, with the consent of SAC (not to be unreasonably withheld), to make changes to the Route, if necessary for operational reasons, without additional cost to SAC. Any changes to the Route requested by SAC shall be treated as a Change Order. Any changes to any aspect of the Work due to changes in the Route requested by IMPSAT pursuant to this Section (other than any such changes required pursuant to a governmental order) will not result in any change to the Fee or the Scheduled RFS Date.

                4.13 IMPSAT shall provide to SAC, on the first day of each month, a construction progress report in accordance with Exhibit 8 containing the following information: (i) scheduled and forecasted completion dates for all Segments and Associated Properties, (ii) kilometers of duct installed, fiber cable installed and fiber spliced, (iii) a brief narrative describing the Work performed and a list of any potential risks which may prevent or delay project completion by the agreed upon dates and the proposed actions to minimize or diminish such risks and (iv) any other information of a similar nature reasonably requested by SAC. Additionally, IMPSAT will provide to SAC weekly reports in form and substance (via electronic mail or otherwise) satisfactory to the parties.

                4.14 IMPSAT understands that other portions and elements of the Network are intended to be installed by another contractor(s). IMPSAT agrees to use its reasonable best efforts to cooperate with SAC and such other contractor(s) as necessary.

                4.15 In order to receive payment of the amount otherwise due on the Date of Provisional Acceptance of the Backhaul System in accordance with
Exhibit 5, IMPSAT shall deliver to SAC a completion bond in the amount of
U.S.$*[      ], substantially in the form of Exhibit E hereto (the "Bond"), issued by an entity reasonably acceptable to SAC. The Bond shall be maintained by IMPSAT until, and released by SAC on, the Date of Final Acceptance of the Backhaul System.


* CONFIDENTIAL TREATMENT REQUEST - Confidential portion has been omitted and filed separately with the Commission.

                                    ARTICLE 5

                             ACCEPTANCE AND TESTING

                5.1     Overview.

                Acceptance testing shall be conducted for the Backhaul System pursuant to the provisions of this Article 5 ("Acceptance Testing").

                5.2     Acceptance Testing.

                (a) Acceptance Testing shall be performed by IMPSAT in accordance with Exhibit 3. SAC and its designated representatives may observe, at their own expense, IMPSAT's tests and review the test results. SAC may request IMPSAT to conduct and/or may itself conduct any additional tests to demonstrate compliance with the provisions of this Agreement and the Acceptance Criteria, provided such additional tests are conducted in a manner designed to minimize any interference with, or delay in, IMPSAT's construction thereof. If such additional tests do demonstrate that the provisions of this Agreement and the Design Specifications or the Acceptance Criteria have been complied with, then SAC shall be responsible for paying the costs of such additional tests, and any delay beyond IMPSAT's schedule for completion of its tests caused by such process shall be a Force Majeure. If, however, such additional tests demonstrate that the provisions of this Agreement or the Acceptance Criteria have not been complied with, then it shall be IMPSAT's responsibility to pay the costs of such additional tests, and any delay caused by such process shall not be a Force Majeure.

                (b) Until the Date of Final Acceptance of the Backhaul System, SAC agrees to allow IMPSAT access to all Segments of the Backhaul System which have previously been the subject of Provisional Acceptance, provided that IMPSAT shall give SAC reasonable notice of its requirement for such access and shall take reasonable steps to minimize disruptions to the operation of the Backhaul System.

                (c) Once the Backhaul System is Ready for Provisional Acceptance, SAC shall issue a Certificate of Provisional Acceptance.

                (d) Once the Backhaul System is Ready for Final Acceptance, SAC shall issue a Certificate of Final Acceptance.

                (e) SAC shall not unreasonably withhold or delay issuance of a Certificate of Provisional Acceptance or a Certificate of Final Acceptance.

                (f) IMPSAT agrees that the Date of Provisional Acceptance of the Backhaul System will occur by the Scheduled RFS Date.

                5.3     Notice of Acceptance or Rejection.

                (a)     Within *[      ] days after receipt by SAC of a
Commissioning Report, SAC must issue notification to IMPSAT of the following:

                        (i) issuance of a Certificate of Provisional Acceptance in accordance with Section 5.04; or

                        (ii) rejection of the Backhaul System in its existing condition and a written explanation of reasons for rejection.

               If SAC fails to respond with such notification within *[      ]
               days, then the Date of Provisional Acceptance of the Backhaul
               System shall be deemed to be the date occurring *[      ] days
               after such Commissioning Report was received by SAC, provided, however, that for purposes of Section 4.04 and 4.05, such date shall be the date that SAC receives a Commissioning Report demonstrating, or deemed pursuant to this Section 5.03 to demonstrate, that the Backhaul System is Ready for Provisional Acceptance in accordance with this Article 5.

                (b) On receipt of a notice from SAC pursuant to Section 5.03(a)(ii) above, IMPSAT shall be entitled to address any disputes and explain any discrepancies to SAC. Unless SAC, for good cause, rejects such explanation, it shall issue a new notice pursuant to Section 5.03(a) above, which shall be deemed to have been issued on the date of the original notice.

                (c) In case of rejection, and if the explanation by IMPSAT pursuant to Section 5.03(b) above is not accepted, for good cause, by SAC, IMPSAT shall carry out the necessary corrective actions and will effect the necessary tests to establish that the corrective action satisfies the Acceptance Criteria ("Retesting"). After receipt by SAC of the new Commissioning Report describing the corrective action and the results of Retesting, SAC will be
granted a new period of *[      ] days to analyze the new Commissioning Report
according to the provisions of Section 5.03(a) and any new notice by SAC shall apply from the date SAC receives such new Commissioning Report.

                5.4     Provisional Acceptance.

                (a) The Certificate of Provisional Acceptance may have annexed to it a list of any outstanding Deficiencies (a "Punch List") to be corrected by IMPSAT.

                (b) IMPSAT shall, as soon as reasonably practicable, correct, at its sole cost and expense, such Deficiencies and complete the Work indicated on all

* CONFIDENTIAL TREATMENT REQUEST - Confidential portion has been omitted and filed separately with the Commission.

such listed items so as to comply in all material respects with the requirements of this Agreement, provided that SAC allows IMPSAT the necessary access to the Backhaul System as IMPSAT needs to correct such Deficiencies and complete the Work. IMPSAT shall give SAC reasonable notice of its requirement for such access.

                5.5     Final Acceptance

                (a)     Within *[      ] days after the date of receipt by SAC
of the Final Commissioning Report, SAC shall issue a Certificate of Final Acceptance or reject the Final Commissioning Report. If SAC neither issues a Certificate of Final Acceptance nor rejects the Final Commissioning Report
within such *[      ] day period, then the Date of Final Acceptance of the
Backhaul System shall be deemed to be the date occurring *[      ] days after
the Final Commissioning Report was received by SAC, provided, however, that for purposes of Section 4.04 and 4.05, such date shall be the date that SAC receives a Commissioning Report demonstrating, or deemed pursuant to this
Section 5.05 to demonstrate, that the Backhaul System is Ready for Final Acceptance in accordance with this Article 5.

                5.6     Title and Risk of Loss

                (a) Upon the issuance of a Certificate of Provisional Acceptance by SAC in accordance with this Agreement, title to, or an IRU for the Term in, each Segment of the Backhaul System, as the case may be, shall vest in SAC, free and clear of all liens except those deriving through or from SAC or as provided in Section 23.03. A statement of the time of vesting of title or an IRU in such Certificate shall be final and conclusive.

                (b) As from the date of vesting in SAC of title or an IRU for the Term, as the case may be, in a Segment, SAC shall assume the risk of loss in respect of all parts of such Segment and (without limiting the provisions of Article 29) responsibility for its maintenance. IMPSAT will be allowed access to such Segment as provided in Section 5.02(b).

                                   ARTICLE 6

                                  CHANGE ORDERS

                6.1 Either party may request, during construction of the Owned Segments, by written order, a change order (a "Change Order") requiring additions or alterations to, deviations or deductions from the Owned Segments. If the other party consents, in its sole discretion, this change will be formalized as an amendment to this Agreement by a Change Order; provided that IMPSAT will not unreasonably withhold its consent to a Change Order requested by SAC; and provided, further, that SAC will not

* CONFIDENTIAL TREATMENT REQUEST - Confidential portion has been omitted and filed separately with the Commission.

unreasonably withhold its consent to a Change Order requested by IMPSAT, in either case so long as such Change Order does not affect the Fee, the Scheduled RFS Date, any warranties, the Acceptance Criteria or the Design Specifications.

                6.2 A Change Order shall not become effective unless and until the price adjustment, the terms and schedule of payment and the extension of time and all other terms have been mutually agreed upon by the parties (and the parties shall act reasonably and in good faith in negotiating all such terms) and such Change Order is signed by an authorized representative of each party. Each Change Order shall be incorporated as an amendment to this Agreement.

                6.3 IMPSAT may seek a Change Order for any change, after the date hereof, of any law (except those, and to the extent, affecting only Taxes or wages) which, with respect to the Owned Segments only, requires a change in the Work or affects the costs (other than wages) incurred or to be incurred by IMPSAT or any combination of the foregoing and SAC shall agree to any such change in Work as may be required and to an equitable adjustment to the Fee. As of the date hereof, neither party has actual knowledge of any proposed change in any law that would require a change in the Work.

                                   ARTICLE 7

                                      TERM

                7.1 (a) The grant of the IRU hereunder in an IRU Segment shall become effective on the first day when both (i) the Date of Provisional Acceptance of the Backhaul System has occurred and (ii) IMPSAT has received payment in full of the Fee with respect to such IRU Segment in accordance with
Article 3. Such grant shall extend for a period ending *[      ] years after
the Date of Provisional Acceptance of the Backhaul System; provided, however, that in the case of a Subway IRU Segment, such grant shall extend until
*[      ].

                (b) Not later than one year before the expiration of the term of a Subway IRU Segment referred to in Section 7.01(a), IMPSAT shall use its reasonable best efforts to present to SAC for its consideration a written proposal to renew the IRU hereunder in the IRU Duct and the IRU Associated
Properties along such Subway IRU Segment until the date that is *[      ] years
after the Date of Provisional Acceptance of the Backhaul System. Upon SAC's acceptance of such a proposal, the parties shall negotiate in good faith the terms and conditions upon which the IRU hereunder in such IRU Duct and IRU Associated Properties shall be renewed.

                (c)     Not later than *[      ] years after the Date of
Provisional Acceptance of the Backhaul System (or upon any earlier termination of the

* CONFIDENTIAL TREATMENT REQUEST - Confidential portion has been omitted and filed separately with the Commission.

IRU referred to therein except for default on the part of SAC), IMPSAT shall use its reasonable best efforts to present to SAC for its consideration a written proposal to renew the IRU hereunder for a period equal to the least of (i) the remaining useful life of the IRU Duct and the IRU Associated Properties, (ii) the period during which IMPSAT shall be entitled, and continues, to use the
IMPSAT System and (iii) the remaining period until the date that is *[      ]
years after the Date of Provisional Acceptance of the Backhaul System.

                (d) SAC shall execute (and, to the extent necessary, record, at its own expense) instruments reasonably required by IMPSAT at the expiration or termination of the Term of the IRU Duct and the IRU Associated Properties to clear from IMPSAT's title to IMPSAT's property any leasehold interest, license, or other possessory or nonpossessory estate, right or interest that SAC (or persons claiming through SAC) might have or claim under this Agreement.

                (e)     The IRU periods set forth in the preceding paragraphs
(a), (b) and (c) shall, collectively with respect to the IRU to which they apply, be referred to as the "Term."

                7.2 It is understood and agreed that, except for the Owned Ducts and the Owned Associated Properties, IMPSAT shall maintain legal title to the entire IMPSAT System, the IRU Duct and the IRU Associated Properties subject to the IRU hereunder.

                                   ARTICLE 8

                                   OPERATIONS

                8.1 SAC acknowledges and agrees that IMPSAT is not obligated to supply to SAC any opto-electronics or electronics or optical or electrical equipment with respect to the Backhaul System, all of which are the sole responsibility of SAC; nor is IMPSAT responsible for performing any Work or providing any facilities with the respect to the foregoing, including without limitation, monitoring and testing equipment, unless expressly specified herein.

                                   ARTICLE 9

                              PERMITS; RELOCATIONS

                9.1 Upon written request of IMPSAT, SAC shall reasonably cooperate with and assist IMPSAT to obtain all Permits, to the extent that SAC's cooperation and assistance are necessary for IMPSAT to expeditiously and cost-efficiently obtain such Permits. SAC agrees to respond reasonably promptly to any

* CONFIDENTIAL TREATMENT REQUEST - Confidential portion has been omitted and filed separately with the Commission.

such request from IMPSAT. Further, SAC agrees that it will not impede or interfere with IMPSAT's abilities to perform its obligations hereunder. Upon notice from IMPSAT with respect to a Permit or receipt by SAC of a copy of a Permit, SAC shall fulfill all conditions of such Permit and perform all responsibilities thereunder, except to the extent that such conditions or responsibilities are those of IMPSAT hereunder. IMPSAT will inform SAC as to any such conditions or responsibilities that are not ordinary and routine (based on industry standards). SAC (and its representatives and legal counsel) may, at its sole option, participate with IMPSAT in the process of obtaining any Permits to the extent it deems reasonably necessary; provided that any such participation shall not relieve or alter any of IMPSAT's obligations under this Agreement with respect to obtaining all Permits and shall not, by itself, be deemed to impede or interfere with the performance by IMPSAT of such obligations.

                9.2 IMPSAT shall have the responsibility for obtaining, at IMPSAT's sole cost and expense, all Permits (on SAC's behalf with the respect to the Owned Segments). IMPSAT will cause all Permits with respect to the Owned Segments, ultimately required to be held by SAC but not initially issued in the name of SAC, to be assignable or issued to SAC, and to be assigned or issued to SAC at the time title to any Owned Segment must be transferred to SAC pursuant to this Agreement. IMPSAT shall be responsible to pay any transfer and/or issuance fees in connection with any such assignment or issuance. SAC shall be responsible for payment of all Permit fees and other costs and expenses due with respect to any Permit after the Date of Provisional Acceptance of the Backhaul System (except for any of the foregoing assignment or issuance fees that are to
be paid by IMPSAT); provided, however, that *[      ] , IMPSAT shall not
arrange for any Permit which requires by its terms as of the Date of
Provisional Acceptance aggregate payments in excess of $*[      ] to be made by
SAC or made after the Backhaul System is Ready for Provisional Acceptance.

                9.3 Within 30 days after the date of execution of this Agreement, IMPSAT will prepare and deliver to SAC a detailed list of Permits that to its knowledge are required to be obtained under current law in order to complete the Work and shall update such list from time to time if it becomes aware of changes in Permit requirements. Such list, as updated from time to time, shall set forth the projected dates of filing for such Permits and an estimate of when such Permits are expected to be obtained. Without limiting IMPSAT's liabilities in respect of Section 9.02, IMPSAT shall have no liability in respect of the accuracy of the information furnished under this Section 9.03, except in the case of gross negligence or willful misconduct.

                9.4 With respect to Permits relating to ownership, operation and maintenance of an IRU Segment, IMPSAT shall either require that the initial stated term of each such Permit be for a period that does not expire, in accordance with its ordinary terms, prior to the last day of the Term then in effect or, if the initial stated term

* CONFIDENTIAL TREATMENT REQUEST - Confidential portion has been omitted and filed separately with the Commission.

of any such Permit expires, in accordance with its ordinary terms, on a date earlier than the last day of the Term then in effect, IMPSAT shall, at its cost, exercise any renewal rights thereunder, or otherwise acquire such extensions, additions and/or replacements as may be necessary, in order to cause the stated term thereof to be continued until a date that is not earlier than the last day of the Term then in effect. The parties acknowledge and agree that the Fee includes the Permits for the Term originally in effect and that, except to the extent otherwise provided in this Agreement, any further payments required to renew or maintain the Permits shall be for the sole account of IMPSAT.

                9.5 If, after the Date of Provisional Acceptance with respect to the Backhaul System, (i) IMPSAT is required by a third party with legal authority to so require or by the loss of a Permit to relocate any portion of an IRU Segment located within the Backhaul System, including any of the facilities used or required in providing the IRU in such IRU Segment, or (ii) IMPSAT determines in its sole discretion to effect such a relocation, IMPSAT shall proceed with such relocation, and shall have the right, in good faith, to reasonably determine the extent of, the timing of, and methods to be used for such relocation; provided that (a) any such relocation shall be constructed and tested in accordance with the Acceptance Criteria, (b) if the relocation is at IMPSAT's determination, it shall not adversely affect in any material respect the operations, performance, or endpoints of such IRU Segment and (c) IMPSAT shall have obtained SAC's prior consent to such relocation and the manner in which such relocation shall be effected (not to be unreasonably withheld).

                9.6 In the case of any relocation under Section 9.05 required by a third party with the power to so require (not due to any violation of law or term of a Permit by IMPSAT), SAC shall reimburse IMPSAT for SAC's proportionate share of the reasonable costs of relocation of any portion of an IRU Segment relocated under Section 9.05.

                9.7 If IMPSAT determines in its sole discretion to effect a relocation under Section 9.05, IMPSAT shall be solely responsible for the costs associated with such relocation.

                9.8 Upon SAC's written request, IMPSAT shall deliver to SAC updated As-Builts (prepared in accordance with the requirements set forth in Exhibit 6) with respect to each IRU Segment relocated under Section 9.05 within sixty (60) days following the completion of such relocation.

                                   ARTICLE 10

                               USE OF THE SEGMENTS

                10.1 The requirements, restrictions, and/or limitations upon SAC's right to use the IRU Duct and the IRU Associated Properties as provided under this Agreement and as imposed under, and associated with safety, operational and other rules and regulations imposed in connection with, the Permits are referred to collectively as the "Underlying Rights Requirements."

                10.2 SAC shall use the IRU Duct and the IRU Associated Properties in compliance with and subject to the Underlying Rights Requirements and all applicable government codes, ordinances, laws, rules and regulations.

                10.3 Subject to the provisions of Article 23 and this Article 10, SAC may use the Ducts and the Associated Properties to provide fiber optic telecommunications services and to sell capacity, Owned Ducts and dark fiber, to other persons and as a portion of the Network. SAC agrees and acknowledges that it has no right to use any of the ducts, other than the IRU Duct, included in the IRU Segments. SAC shall keep any and all parts of the IMPSAT System along the IRU Segments free from any liens, rights or claims of any third party attributable to SAC, and IMPSAT shall keep SAC's property in the IRU Duct and the IRU Associated Properties free from any liens, rights or claims of any third party attributable to IMPSAT, except as provided in Section 23.03. Nothing contained in this paragraph shall limit SAC's right to subject its own property and equipment in the IRU Duct and the IRU Associated Properties to any liens, rights or claims of any third party.

                10.4 SAC shall not use, or permit to be used, the Backhaul System in a way which physically interferes in any material way with or materially and adversely affects the use of the IMPSAT System by any other person including, without limitation, IMPSAT, it being expressly acknowledged that the IMPSAT System includes or will include other participants, including IMPSAT and other owners and holders of dark fiber, or other interests and telecommunication system operations. IMPSAT shall not use, or permit to be used, the IMPSAT System in a way that physically interferes with in any material way or materially and adversely affects SAC's use of the IRU Segments pursuant to this Agreement. IMPSAT may comply with the obligations in the foregoing sentence by obtaining a similar agreement from any person that acquires the right to use fibers in the IMPSAT System after the date hereof, which agreement shall provide that other users of the IMPSAT System (including SAC) are intended third party beneficiaries thereof. Such an agreement will satisfy IMPSAT's obligations under this Section 10.04.

                10.5 SAC and IMPSAT each agree to cooperate with and support the other in all reasonable respects in complying with any requirements applicable to their respective rights and obligations hereunder by any governmental or regulatory agency or authority.

                                   ARTICLE 11

                                 INDEMNIFICATION

                11.1 SAC agrees to indemnify and hold harmless IMPSAT and its Affiliates and their respective officers, directors, employees, agents and representatives from and against any loss, damage, expense, liability, claim or cost arising out of, related to or in connection with: (i) any physical damage to the IMPSAT System to the extent arising out of or resulting from the acts or omissions of SAC; (ii) any breach or violation by SAC of applicable law or governmental regulation or other statute, rule or regulation issued by any applicable regulatory authority; and (iii) third party claims in respect of acts or omissions by SAC, in each case within its reasonable control.

                11.2 IMPSAT agrees to indemnify and hold harmless SAC and its Affiliates and their respective officers, directors, employees, agents and representatives from and against any loss, damage, expense, liability, claim or cost arising out of, related to or in connection with: (i) any physical damage to the Owned Segments to the extent arising out of or resulting from the acts or omissions of IMPSAT, (ii) any breach or violation by IMPSAT of applicable law or governmental regulation or other statute, rule or regulation issued by any applicable regulatory authority; (iii) third party claims in respect of acts or omissions by IMPSAT, in each case within its reasonable control; and (iv) IMPSAT's or any third party's installation, construction, use, maintenance, repair or replacement of the IMPSAT System (other than the IRU Duct and the IRU Associated Properties) and any equipment located therein.

                                   ARTICLE 12

                               LIABILITY; WARRANTY

                12.1 NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT TO THE CONTRARY, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY OR ANY OF ITS DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS FOR ANY SPECIAL, INCIDENTAL, INDIRECT, PUNITIVE OR CONSEQUENTIAL DAMAGES, WHETHER FORESEEABLE OR NOT, ARISING OUT OF, OR IN CONNECTION WITH, SUCH PARTY'S FAILURE TO PERFORM ITS RESPECTIVE OBLIGATIONS OR BREACH OF ITS RESPECTIVE REPRESENTATIONS HEREUNDER, INCLUDING, BUT NOT LIMITED TO, LOSS OF USE, PROFITS OR REVENUE, COST OF CAPITAL, COST OF REPLACEMENT SERVICES OR RESTORATION (WHETHER ARISING OUT OF TRANSMISSION INTERRUPTIONS OR PROBLEMS, ANY INTERRUPTION OR DEGRADATION OF SERVICE OR OTHERWISE), OR CLAIMS OF CUSTOMERS, IN EACH CASE WHETHER OCCASIONED BY ANY CONSTRUCTION, RECONSTRUCTION, RELOCATION, REPAIR OR MAINTENANCE PERFORMED BY, OR FAILED TO BE PERFORMED BY, THE OTHER PARTY OR ANY OTHER CAUSE WHATSOEVER, WHETHER ARISING UNDER CONTRACT OR TORT, INCLUDING BREACH OF CONTRACT, BREACH OF WARRANTY, ACTIVE, PASSIVE OR IMPUTED NEGLIGENCE, OR STRICT LIABILITY, ALL CLAIMS WITH RESPECT TO WHICH SUCH SPECIAL, INCIDENTAL, INDIRECT, PUNITIVE OR CONSEQUENTIAL DAMAGES ARE HEREBY SPECIFICALLY AND EXPRESSLY DISCLAIMED, EXCLUDED AND WAIVED.

                12.2 EXCEPT TO THE EXTENT SET FORTH IN THE NEXT SUCCEEDING SENTENCE AND IN SECTION 17.05, IMPSAT'S MAXIMUM AGGREGATE LIABILITY TO SAC HEREUNDER, WHETHER ARISING UNDER TORT, CONTRACT OR ANY OTHER LEGAL OR EQUITABLE THEORY, SHALL

NOT EXCEED *[      ] OF THE FEE. THE FOREGOING LIMITATION SHALL NOT APPLY TO
CLAIMS FOR GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

                12.3 IMPSAT warrants that the Work in each Segment will trictly comply with the Design Specifications and that the entire Backhaul System, including any maintenance spares provided by IMPSAT, shall be free from defects in construction, supplies, workmanship and design for a period of
*[      ] commencing from the Date of Provisional Acceptance of each System
(the "Warranty Period").

                (a) During the Warranty Period, IMPSAT shall make good, by repair or replacement, at its sole option, any defects in the Backhaul System, including any maintenance spares provided by IMPSAT, which may become apparent or be discovered due to imperfect workmanship, faulty design or faulty material supplied by IMPSAT, or any act, neglect or omission on IMPSAT's part.

                (b) If at any time within the Warranty Period any defect occurs which causes the Backhaul System to fail to meet the Acceptance Criteria, IMPSAT shall repair or replace such part or parts. In making such repairs, IMPSAT may make changes to the Backhaul System or substitute equipment of later or comparable design, provided the changes, modifications, or substitutions under normal and proper use do not cause the Backhaul System to fail to meet the Acceptance Criteria. In the event IMPSAT fails to make the repair pursuant to this Article 12, to provide Maintenance Services pursuant to Article 29 or to make reasonable efforts to minimize the period that the Backhaul System is out of service for repairs, SAC may itself make the repair or dispatch any other person to make the repair, and IMPSAT shall reimburse SAC for all costs of such repair. Any repair by SAC or any person dispatched by SAC shall not in any way diminish IMPSAT's obligations under this Article 12 or Article 29.

                (c) IMPSAT shall use reasonable efforts to minimize the period of time that any Segment or the Backhaul System is out of service for testing and repair. SAC agrees to cooperate with IMPSAT to facilitate IMPSAT's repair activity.

                (d) Any equipment discovered to be defective or faulty and recovered during a warranty repair shall be returned to IMPSAT at its request.

                (e) IMPSAT shall bear the costs of each repair or replacement required during the Warranty Period.

                (f) IMPSAT shall effect all warranty repairs of the Backhaul System and shall supply all necessary repair materials.

* CONFIDENTIAL TREATMENT REQUEST - Confidential portion has been omitted and filed separately with the Commission.

                (g) IMPSAT warrants that services furnished hereunder will be performed in a workmanlike manner using materials free from defects except when such materials are provided by SAC (it being understood that all materials arranged for by IMPSAT, whether or not purchased or otherwise arranged for in the name of SAC, are not materials provided by SAC). If such services prove to be not so performed and SAC notifies IMPSAT within six (6) months after the completion of the service, or before the end of the Warranty Period, whichever is later, IMPSAT will promptly correct the defect.

                (h) Any part which replaces a defective part during the applicable Warranty Period shall be subject to the warranties hereunder for the remaining Warranty Period of the part which was replaced, or, if longer, for six months from the date of replacement.

                12.4 IMPSAT shall, in accordance with its normal operating practices, investigate any defective part or parts repaired or replaced pursuant to the terms of this Agreement to determine the type of defect and the cause of failure of the part or parts. IMPSAT shall provide a written report to SAC on the results of the investigation, if any.

                12.5    In addition to the warranties provided to SAC pursuant
to Section 12.03, IMPSAT shall (i) *[      ] (ii) provide SAC with copies of
all manufacturer's, vendor's, contractor's or other warranties applicable to the Ducts and the Cable within each Segment, (iii) use its reasonable best
efforts to cause all such warranties to be in effect for at least *[      ]
after the Date of Provisional Acceptance of the Backhaul System, (iv) *[      ]
assign all such warranties with respect to the Ducts and the Cable to SAC on or prior to the Date of Provisional Acceptance of the Backhaul System, and (v)
*[      ] IMPSAT shall pursue all remedies against such manufacturers, contractors or vendors on behalf of SAC and other persons having the right of use of the IMPSAT System, and IMPSAT shall reimburse SAC for any repair costs SAC has incurred as a result of any breach of warranty to the extent the manufacturer, contractor or vendor pays such costs.

                12.6    The warranties provided above in Sections 12.03 and
12.05 by IMPSAT shall not apply to defects or failures of performance, which result from damage caused by acts of SAC or its agents, employees or representatives or (after Provisional Acceptance of the Backhaul System) third parties (other than IMPSAT or its agents), or which result from modifications, misuse, neglect, accident or abuse, repair, storage or maintenance by SAC or its agents, employees or representatives or (after Provisional Acceptance with respect to the Backhaul System) third parties (other than IMPSAT or its agents).

                12.7 THE FOREGOING WARRANTIES ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER EXPRESS AND IMPLIED WARRANTIES


* CONFIDENTIAL TREATMENT REQUEST - Confidential portion has been omitted and filed separately with the Commission.

INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE WHICH ARE SPECIFICALLY DISCLAIMED. SAC'S SOLE AND EXCLUSIVE REMEDY WITH RESPECT TO DEFECTS IN THE BACKHAUL SYSTEM COVERED BY THE FOREGOING WARRANTIES SHALL BE IMPSAT'S OBLIGATION TO MAKE REPAIRS OR REPLACEMENTS AS SET FORTH IN THIS ARTICLE; PROVIDED, THAT IMPSAT'S FAILURE TO SO PERFORM SHALL BE SUBJECT TO ARTICLE 17 HEREOF.

                                   ARTICLE 13

                                    INSURANCE

                13.1 During the construction period with respect to any Segment, and until the transfer of title (or an IRU, as the case may be) and risk of loss to such Segment shall have passed to SAC, IMPSAT shall procure and maintain in force the following insurance coverage from insurance companies covering the jurisdiction where the construction will be performed:

                (a)     not less than U.S.$*[      ] combined single-limit
        liability insurance, on an occurrence basis, for personal injury and property damage, including, without limitation, liability for completed operations, which insurance shall name SAC as additional insured hereunder;

                (b) comprehensive automobile liability insurance covering all vehicles and vehicular equipment owned, hired, or in the custody and control of IMPSAT and complying with all applicable legislation with
        limits not less than U.S.$*[      ] for cars and U.S.$*[      ] for
        construction equipment combined single limit for the death or injury of
        any person per accident, and not less than U.S.$*[      ] for the loss
        or damage to property resulting from any one accident;

                (c) workers' compensation insurance or similar statutory workers' coverage in amounts required by applicable law and employers'
        liability insurance with a limit of at least U.S.$*[      ] per
        occurrence; and

                (d) any other insurance coverages required pursuant to IMPSAT's right of way agreements with railroads or other third parties. IMPSAT shall require its Subcontractors who are engaged in connection with the construction of the Backhaul System to maintain insurance in the types and amounts as would be obtained by a prudent person to provide

* CONFIDENTIAL TREATMENT REQUEST - Confidential portion has been omitted and filed separately with the Commission.

        adequate protection against loss. In all circumstances, IMPSAT shall
        require its Subcontractors to carry a minimum of U.S.$*[      ] in
        commercial general liability coverage.

                13.2 Following the date on which the transfer of an IRU and risk of loss to any IRU Segment shall have passed to SAC, and throughout the remaining Term of this Agreement with respect to such IRU Segment, each party shall procure and maintain in force, at its own expense:

                (a)     not less than U.S.$*[      ] combined single limit
        liability insurance, on an occurrence basis, for personal injury and property damage, including, without limitation, injury or damage arising from the operation of vehicles or equipment and liability for completed operation, which insurance shall name the other party as additional insured hereunder;

                (b) comprehensive automotive liability insurance covering all vehicles and vehicular equipment owned, hired or in the custody of such party and complying with all applicable legislation with limits not
        less than U.S.$*[      ] for cars and U.S.$*[      ] for construction
        equipment combined single limit for the death or injury of any person
        per accident, and not less than U.S.$*[      ] for the loss or damage
        to property resulting from any one accident;

                (c) workers' compensation insurance or similar statutory workers' coverage in amounts required by applicable law and employers'
        liability insurance with a limit of at least U.S.$*[      ] per
        occurrence; and

                (d) any other insurance coverages specifically required of such party pursuant to IMPSAT's right of way agreements with railroads or other third parties.

                13.3 Both parties expressly acknowledge that a party shall be deemed to be in compliance with the provisions of this Article 13 to the extent it maintains an approved self-insurance program providing for a retention and deductibles in an amount that prudent companies of similar size and nature would maintain. If either party provides any of the foregoing coverages on a claims-made basis, such policy or policies shall be for at least a three-year extended reporting or discovery period. Unless otherwise agreed, each party's insurance policies shall be obtained with companies of good financial standing. Each party shall provide the other with an insurance certificate confirming compliance with the requirements of this Article 13. Such insurance


* CONFIDENTIAL TREATMENT REQUEST - Confidential portion has been omitted and filed separately with the Commission.

certificates shall provide for at least *[      ] days' prior written notice of
cancellation or material change to the other party.

                13.4 In the event either party fails to obtain the required insurance and a claim is made or suffered, such party shall indemnify and hold harmless the other party from any and all claims for which the required insurance would have provided coverage. In the event of any such failure which
continues after *[      ] days' written notice thereof by the other party, such
other party may, but shall not be obligated to, obtain such insurance and will have the right to be reimbursed for the cost of such insurance by the party failing to obtain such insurance.

                13.5 Each party shall obtain from the insurance companies providing the coverages required by this Agreement the permission of such insurers to allow each party to waive all rights of subrogation and each party does hereby waive all rights of said insurance companies to subrogation against the other party, its parent corporation, Affiliates, subsidiaries, assignees, officers, directors, and employees or any other party entitled to indemnity under this Agreement.

                                   ARTICLE 14

                     FEES AND OTHER GOVERNMENTAL IMPOSITIONS

                14.1 The provisions of this Section 14.01 shall apply only with respect to the construction phase of the Backhaul System and the payment of the Recurring Service Charge pursuant to Article 29.

                (a) The Fee and the Recurring Service Charge exclude any Tax. The Fee and the Recurring Service Charge shall without duplication be adjusted for any Tax imposed on or in connection with this Agreement including, without limitation, the execution and delivery of this Agreement and the Work to be performed hereunder, but excluding any Excluded Taxes (any such Taxes (other than Excluded Taxes) including, without limitation, any Tax listed in Exhibit G, are hereinafter referred to as "Contract Taxes"). IMPSAT shall be responsible for any Excluded Tax incurred by IMPSAT.

                (b) SAC will be ultimately responsible for the payment of all Contract Taxes (including, without limitation, Contract Taxes that are ICMS and ISS octroi duties relating to contract items and fiscal stamps, etc. connected with contract legalizations to the authorities in their countries). In the case of any Contract Taxes paid by IMPSAT, IMPSAT shall submit payment on SAC's behalf, and IMPSAT will be reimbursed by SAC.

* CONFIDENTIAL TREATMENT REQUEST - Confidential portion has been omitted and filed separately with the Commission.

                (c) IMPSAT agrees to use commercially reasonable efforts, including, without limitation, by registering for ICMS and ISS and any applicable sales and services Taxes in any country, state or other jurisdiction where legally required, to cooperate with and assist SAC in its efforts (i) to have Supplies which are the subject of this Agreement made exempt from Contract Taxes, whether in the manufacture of the Supplies or related to the importation or location or installation of the Supplies, (ii) to request revisions, drawbacks, remissions, reclassifications or the like in the jurisdictions identified by SAC; or (iii) to reduce or eliminate Contract Taxes (including the provision of applicable certifications and forms) and to obtain any available refunds of Contract Taxes, provided that IMPSAT shall not be required to act other than in accordance with the relevant laws then in force. SAC shall reimburse IMPSAT, for any costs (including the reasonable fees and expenses of legal counsel, accountants and other advisors) incurred by IMPSAT under this
Section 14.01(c), provided that SAC was notified and has consented to the incurrence of such costs, fees and expenses.

                (d) Prior to the Date of Provisional Acceptance of the Backhaul System, IMPSAT shall provide evidence of having made all payments for Taxes included in the Fee and the Recurring Service Charge, other than ICMS and ISS due on payments of the Fee and the Recurring Service Charge made on or after the Date of Provisional Acceptance of the Backhaul System, which evidence shall be provided within sixty (60) days after the date of each such payment.

                (e) As part of the Work to be performed by it hereunder, IMPSAT shall obtain at its expense, on SAC's behalf, any import license or other official authorization and carry out all customs formalities necessary for the importation or exportation of goods in connection with such Work. With respect to the Contract Country, SAC agrees to be the importer or exporter of record or designate an importer or exporter of record/consignee on its behalf. SAC must provide a letter of authorization from any third party designate stating it agrees to be the importer or exporter of record on SAC's behalf and identify the name and address of the designated importer or exporter of record.

                (f) If withholding for any Tax is required in respect of any payment to IMPSAT, SAC shall (i) withhold the appropriate amount from such payment and (ii) pay such amount to the relevant authorities in accordance with the applicable laws. In the case of any withholding in respect of a Contract Tax (other than any withholding which would not have been required if IMPSAT had satisfied its other Tax payment obligations), SAC shall pay IMPSAT an additional amount (each such amount, an "Additional Amount") such that the net amount received by IMPSAT is the amount IMPSAT would have received in the absence of such withholding. In such a case, SAC shall provide to IMPSAT, as soon as reasonably practicable, a certified copy of an official tax receipt for any Tax which is retained from any payment due to IMPSAT or for any Tax which is paid on behalf of IMPSAT. All such receipts shall be in the name of IMPSAT. SAC shall not be obligated to pay Additional Amounts if IMPSAT does not accurately and timely provide to SAC or, if required, to the applicable taxing authority, such forms, certifications or other documents as may be requested in timely manner by SAC, which would have allowed it to make payments to IMPSAT without any deduction or withholding on account of withholding Taxes (or at a reduced rate thereof) or to receive a refund of any amounts deducted or withheld on account of withholding Taxes.

                (g) If IMPSAT shall become aware that it is entitled to receive a refund or credit from a relevant taxing or governmental authority in respect of a Contract Tax as to which SAC has paid an additional amount pursuant to Section 14.01(f) above, IMPSAT shall promptly notify SAC of the availability of such refund or credit and shall, within 30 days after receipt of a request by SAC (whether as a result of notification that it has made to SAC or otherwise), make a claim to such taxing or governmental authority for such refund or credit at SAC's expense. If IMPSAT receives a refund or credit in respect of a SAC Contract Tax as to which SAC has paid an additional amount pursuant to Section 14.01(f) above, or if, as a result of SAC's payment of such additional amounts, IMPSAT or any other subsidiary of the Guarantor, receives a credit against Taxes imposed on its income or franchise taxes imposed on it by the country under the laws of which it is organized or any political subdivision thereof, IMPSAT shall promptly notify SAC of such refund or credit and shall within 30 days from the date of receipt of such refund or benefit of such credit pay over the amount of such refund or benefit of such credit (including any interest paid or credited by the relevant taxing or governmental authority with respect to such refund or credit) to SAC (but only to the extent of the additional payments made by SAC under Section 14.01(f) above with respect to the Contract Tax giving rise to such refund or credit), net of all out-of-pocket expenses of IMPSAT which it would not have incurred but for the application of this paragraph; provided, however, that SAC, upon the request of IMPSAT agrees to repay the amount paid over to SAC (plus penalties, interest or other charges due to the appropriate authorities in connection therewith) to IMPSAT in the event IMPSAT is required to repay such refund or credit to such relevant authority.

                14.2 Notwithstanding anything to the contrary in this Agreement, IMPSAT and SAC shall each be responsible for payment of any Taxes expressly or implicitly imposed on them based upon gross or net receipts, or gross or net income, due to their respective assets, properties or ownership or use of the Backhaul System and/or the IMPSAT System.

                14.3 To the extent ICMS or ISS applies to all or any part of the purchase of, or acquisition of an IRU in, the Backhaul System by SAC or its Affiliates, IMPSAT agrees to issue (or shall cause its Affiliates to issue) to SAC an invoice or invoices which is (are) suitable for presentation to the applicable ICMS and ISS authorities.

                14.4 The parties acknowledge and agree that it is their mutual objective and intent to (a) minimize, to the extent feasible, the aggregate Taxes payable with respect to the IMPSAT System and the Backhaul System and (b) share such Taxes according to their respective interests in the IMPSAT System, and that they will cooperate with each other in all reasonable respects and coordinate their mutual efforts to achieve such objectives in accordance with the provisions of Sections 14.04 through 14.10.

                14.5 IMPSAT shall be responsible for and shall timely pay any and all Taxes with respect to the construction or operation of the IMPSAT System which Taxes are (a) imposed or assessed prior to the Date of Provisional Acceptance of the Backhaul System or (b) imposed or assessed (regardless of the time) with respect to the IMPSAT System in exchange for the granting of an interest in public real property relating to the IMPSAT System. Notwithstanding the foregoing obligations, IMPSAT shall have the right to challenge any such Taxes. SAC's responsibility concerning Taxes with respect to the construction of the Backhaul System and the performance of the Work shall be governed by Section 14.01.

                14.6 Except as to Taxes described in Section 14.05(b), following the Date of Provisional Acceptance of the Backhaul System, IMPSAT shall timely pay any and all Taxes imposed upon or with respect to the IMPSAT System to the extent such Taxes may not feasibly be separately assessed or imposed upon or against the respective ownership interests of IMPSAT and SAC in the IMPSAT System (after a reasonable and good faith effort by IMPSAT to procure such separate assessment); provided that, upon receipt of a notice of any such Tax, IMPSAT shall promptly notify SAC of such Tax and following payment of such Tax by IMPSAT, SAC shall promptly reimburse IMPSAT for its proportionate share of such Tax, which share shall be determined (a) to the extent possible, based upon the manner and methodology used by the particular authority imposing such Tax (e.g., on the cost of the relative property interests, historic or projected revenue derived therefrom, or any combination thereof) or (b) if the same cannot be so determined, then SAC's share will be one-third of the Taxes assessed or imposed.

                14.7 Notwithstanding any provision herein to the contrary, IMPSAT shall have the right to contest any Tax described in Section 14.06 above (including by non-payment of such Tax), subject, however, to reasonable and appropriate consultation with SAC, which hereby agrees to cooperate with IMPSAT in such contest. The out-of-pocket costs and expenses (including reasonable attorneys' fees) incurred by IMPSAT in any such contest shall be shared by IMPSAT and SAC in the same proportion as to which the parties would have shared in such Taxes, as they were originally assessed. Any refunds or credits resulting from a contest brought pursuant to this Section 14.07 shall be divided between IMPSAT and SAC in the same proportion as to which such refunded or credited Taxes were borne by IMPSAT and SAC. In any such event, IMPSAT shall provide timely notice of such challenge to SAC.

                14.8 Except as to Taxes described in Section 14.05(b), following the Date of Provisional Acceptance of the Backhaul System, IMPSAT and SAC, respectively, shall be separately responsible for any and all Taxes (a) expressly or implicitly imposed upon, based upon, or otherwise measured by the gross receipts, gross income, net receipts or net income received by or accrued to such party due to its respective ownership or use of the IMPSAT System and/or an IRU Segment, or (b) which have been separately assessed or imposed upon the respective ownership interest of such party in the IMPSAT System and/or an IRU Segment.

                14.9 With respect to any Taxes relating to the IMPSAT System which are imposed upon both IMPSAT and SAC (or both of their respective interests therein), IMPSAT, at its option and at its own expense, shall have the right to direct and manage any such contest; subject, however, to reasonable and appropriate consultation with SAC, which hereby agrees to cooperate with IMPSAT in any such contest.

                14.10 Any stamp tax imposed on any party with respect to this Agreement or any related contract documents shall be borne equally by SAC and IMPSAT.

                                   ARTICLE 15

                                     NOTICES

                15.1 All notices and communications concerning this Agreement shall be in writing and addressed to the other party as follows:

                If to IMPSAT:

                IMPSAT Comunicacoes Ltda.
                Av. Eng. Luis Carlos Berrini, 550
                11(o) e 10(o) andar (parte)
                Sao Paulo, Brazil
                Fax:  011-5511-5506-8399
                Attention:  Daniel Vicente Hourquescos

                with a copy to:

                IMPSAT Fiber Networks Inc.
                Alferez Pareja 256 (1107)
                Buenos Aires, Argentina
                Fax:  011-54-114-307-1525
                Attention:  Alexander Rivelis

                with a copy to:

                Latham & Watkins
                1001 Pennsylvania Ave., N.W.
                Suite 1300
                Washington, D.C.  20004
                Attention:  Gary M. Epstein

                If to SAC:

                South American Crossing Ltd.
                c/o Global Crossing Ltd.
                360 North Crescent Drive

                Beverly Hills, CA  90210
                Attention: General Counsel

                with a copy to:

                Simpson Thacher & Bartlett
                425 Lexington Avenue
                New York, NY  10017
                Attention: George K. Miller

or at such other address as either party may designated from time to time in writing to the other party.

                15.2 Notices shall be hand delivered or sent by commercial overnight delivery service, and shall be deemed served or delivered to the addressee or its office when received at the address for notice specified above when hand delivered or on the second day after being sent when sent by overnight delivery service, provided that receipt of delivery is obtained.

                                   ARTICLE 16

                                 CONFIDENTIALITY

                16.1 (a) IMPSAT and SAC hereby agree that if either party provides (or, prior to the execution hereof, has provided) confidential or proprietary information to the other party ("Proprietary Information"), such Proprietary Information shall be held in confidence, and the receiving party shall afford such Proprietary Information the same care and protection as it affords generally to its own confidential and proprietary information (which in any case shall be not less than reasonable care) in order to avoid disclosure to or unauthorized use by any third party.

                (b) As used herein, Proprietary Information shall mean any and all technical or business information furnished, in whatever form or medium, or disclosed by any party to the other including, but not limited to, product or service specifications, prototypes, computer programs, models, drawings, marketing plans, financial data, and personnel statistics.

                (c) All Proprietary Information, unless otherwise specified in writing, shall remain the property of the disclosing party, and such written Proprietary Information, including all copies thereof, shall be returned to the disclosing party or destroyed after the receiving party's need for it has expired or upon the request of the disclosing party. Proprietary Information shall not be reproduced except to the extent necessary to accomplish the purpose and intent of this Agreement, or as otherwise may be permitted in writing by the disclosing party.

                16.2 The foregoing provisions of Section 16.01 shall not apply to any Proprietary Information which (a) becomes publicly available other than through the recipient; (b) is required to be disclosed by a governmental or judicial law, order, rule or regulation, provided that the party availing itself of this exception has used commercially reasonable efforts to avoid or limit such disclosure; (c) is independently developed by the disclosing party; (d) becomes available to the disclosing party without restriction from a third party without an obligation to keep confidential such Proprietary Information; or (e) becomes relevant to the settlement of any dispute or enforcement of either party's rights under this Agreement in accordance with the provisions of this Agreement, in which case appropriate protective measures shall be taken to preserve the confidentiality of such Proprietary Information as fully as possible within the confines of such settlement or enforcement process. If any Proprietary Information is required to be disclosed pursuant to the foregoing clause (b), the party required to make such disclosure shall promptly inform the other party of the requirements of such disclosure.

                16.3 Nothing herein shall be construed as granting any right or license under any trademarks, copyrights, inventions, patents or other intellectual property now or hereafter owned or controlled by any party.

                16.4 Notwithstanding Sections 16.01 and 16.02, either party may disclose Proprietary Information to its employees, agents, and legal, financial, and accounting advisors (including its lenders and other financial institutions) to the extent necessary or appropriate in connection with the negotiation and/or performance of this Agreement or its obtaining of financing, provided that each such party is notified of the confidential and proprietary nature of such Proprietary Information and is subject to or agrees to be bound by the terms of this Article.

                16.5 All media releases, public announcements, and public disclosures relating to this Agreement or the subject matter of this Agreement, including promotional or marketing material, but not including announcements intended solely for internal distribution or disclosures to the extent required to meet legal or regulatory requirements, shall be coordinated with and shall be subject to approval by both parties prior to release.

                16.6 The provisions of this Article 16 shall survive for two years after expiration or termination of this Agreement.

                                   ARTICLE 17

                             TERMINATION FOR DEFAULT

                17.1 (a) With respect to all payments required to be made by SAC hereunder, including, without limitation, payment of the Fee and the Recurring Service Charge, if SAC fails to make a payment by the date due and payable hereunder, such unpaid amount shall bear interest until paid at a rate equal to the rate set forth in Section 3.04. In the event any amount or amounts due and payable hereunder remain
unpaid for a period of *[      ] days after written notice thereof from IMPSAT
to SAC, SAC shall be in default hereunder.

                (b) With respect to all of its other obligations hereunder, if SAC fails to perform a material nonpayment obligation or any representation or warranty made by SAC herein shall prove to be false, incorrect or misleading in any material respect and, in each case, such default shall continue for a
period of *[      ] days after IMPSAT shall have given SAC written notice of such default, SAC shall be in default hereunder unless SAC shall have cured such default or such default is otherwise waived in writing by IMPSAT within
such *[     ] day period; provided, however, that where such default cannot
reasonably be cured within such *[      ] period and is susceptible to cure, if
SAC shall proceed promptly to cure the same and prosecute such cure with due diligence, the time for curing such failure shall be extended for such period
of time as may be necessary to complete such cure, up to a maximum of *[      ]
days; and provided further, that no cure period shall be available to SAC for any breach of Article 18.

                (c) SAC shall be in default hereunder if (i) SAC shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or (ii) an involuntary case or other proceeding shall be commenced against SAC seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding
shall remain undismissed and unstayed for a period of *[      ] days; or (iii)
an order for relief shall be entered against SAC.

                (d) Upon any default by SAC, after notice thereof from IMPSAT, IMPSAT may (a) terminate this Agreement in its entirety (provided that in the event SAC shall have paid all amounts due in respect of the Fee and shall thereafter be in default solely in respect of the payment of the Recurring Service Charge, IMPSAT may only terminate its obligations under Article 29 and not the IRU hereunder of the IRU Duct and the IRU Associated Properties) and/or
(b) subject to the limitations of Section 12.01, pursue the remedies specifically provided in this Agreement or otherwise available at law or in equity.

* CONFIDENTIAL TREATMENT REQUEST - Confidential portion has been omitted and filed separately with the Commission.

                (e) If this Agreement is terminated by IMPSAT as provided in this Section 17.01, SAC shall pay, in addition to any other damages payable pursuant to Section 17.06 below, the total of (i) the reasonable cost of settling and paying claims arising out of the termination of Work under the contracts and orders, as provided in Section 21.01 (c) below which are properly chargeable to the terminated portion of this Agreement; and (ii) the reasonable costs of settlement including accounting, legal, clerical and other expenses necessary for the preparation of settlement claims and supporting data with respect to the terminated portion of this Agreement and for termination and settlement of contracts thereunder, together with reasonable storage, transportation and other costs incurred in connection with the protection, preservation and disposition of property proper to this Agreement.

                17.2 (a) With respect to its obligation to complete the construction, installation and satisfactory Acceptance Testing of the Backhaul System by the Scheduled RFS Date pursuant to Section 4.03, IMPSAT shall be in default under this Agreement if the Date of Provisional Acceptance of the
Backhaul System has not occurred within *[      ] days after the Scheduled RFS
Date (a "Delivery Default").

                (b) With respect to its obligation to achieve the Corrective Maintenance Mean Time to Repair ("MTTR") in accordance with Exhibit 10, SAC shall have the right to terminate this Agreement if IMPSAT fails to achieve the
MTTR *[      ].

                (c) With respect to IMPSAT's other obligations hereunder, in the event that IMPSAT shall fail to perform a material obligation or any representation or warranty made by IMPSAT herein shall prove to be false, incorrect or misleading in any material respect and, in each case, such default
shall continue for a period of *[      ] days after SAC shall have given IMPSAT
written notice of such default, IMPSAT shall be in default hereunder unless IMPSAT shall have cured such default or such default is otherwise waived in
writing by SAC within such *[      ] day period; provided however, that where
such default cannot reasonably be cured within such *[      ] period and is
susceptible to cure, if IMPSAT shall proceed promptly to cure the same and prosecute such cure with due diligence, the time for curing such default shall be extended for such period of time as may be necessary to complete such cure,
up to a maximum of *[      ] days, and provided further, that no cure period
shall be available to IMPSAT for any breach of Article 18.

                (d) IMPSAT shall be in default hereunder if (i) IMPSAT shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property,

* CONFIDENTIAL TREATMENT REQUEST - Confidential portion has been omitted and filed separately with the Commission.

or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or (ii) an involuntary case or other proceeding shall be commenced against IMPSAT seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a
period of *[      ] days; or (iii) an order for relief shall be entered against
IMPSAT; or (iv) the Guaranty shall for any reason cease to be in full force and effect or the Guarantor shall repudiate any of its obligations thereunder.

                (e) Upon any default by IMPSAT, after notice thereof from SAC, SAC may (a) terminate this Agreement in its entirety (or, in the case of a default relating to the provision of Maintenance Services, Article 29 and related provisions), and/or (b) subject to the limitations of Article 12, pursue the remedies specifically provided in this Agreement or otherwise available at law or in equity. In the event of a termination of Maintenance Services with respect to an IRU Segment, the parties will mutually develop and agree reasonable procedures for third-party access and repairs to the outside plant and infrastructure necessary for SAC to continue the operation of the Backhaul System.

                (f) If this Agreement is terminated by SAC as a result of a default by IMPSAT on or after the Date of Provisional Acceptance of the Backhaul System, SAC shall have the right to receive from IMPSAT a pro rata refund of an
amount equal to U.S.$*[      ] based upon the remaining portion of the Term of
the IRU of the IRU Duct and the IRU Associated Properties in effect immediately prior to such termination.

                17.3 If this Agreement is terminated by SAC as a result of a Delivery Default, SAC, in addition to any other rights provided in this Article, may require IMPSAT to transfer title and deliver to SAC in the manner and to the extent directed by SAC any completed equipment, material or supplies, and such partially completed Owned Ducts, Cable and materials, parts, tools, dies, jigs, fixtures, plans, drawings, information, and contract rights as IMPSAT has had specifically produced or specifically acquired for the performance of such part of this Agreement as has been terminated and which, if this Agreement had been completed, would have been required to be furnished to SAC; and IMPSAT shall, upon the direction of SAC, protect and preserve property in IMPSAT's possession in which SAC has an interest.

* CONFIDENTIAL TREATMENT REQUEST - Confidential portion has been omitted and filed separately with the Commission.

                17.4 If this Agreement is terminated by SAC as a result of a Delivery Default, IMPSAT shall pay, in addition to any other damages payable pursuant to Section 17.06 below, the reasonable costs of settlement, including accounting, legal, clerical and other expenses necessary for the preparation of settlement claims and supporting data with respect to the terminated portion of this Agreement and for termination and settlement of contracts thereunder, together with reasonable storage, transportation and other costs incurred in connection with the protection, preservation and disposition of property proper to this Agreement.

                17.5 Without limiting the foregoing, in the event that SAC terminates this Agreement as a result of a Delivery Default, IMPSAT shall be liable to SAC (without duplication) for the total of all costs and expenses reasonably incurred by SAC in completing the Work or in correcting deficiencies in the Work or in procuring a substitute duct in place of the IRU Duct to the extent that the payments made to IMPSAT pursuant to this Agreement, together with such costs and expenses, exceed the Fee; provided, however, (i) that IMPSAT shall only pay such costs and expenses of such substitute provider up to such amounts as are commercially reasonable, (ii) that the cost of any additional features obtained in the substitute system shall not be compensated and (iii) that any Liquidated Damages previously paid by IMPSAT shall be credited to the amounts for which IMPSAT is liable.

                17.6 Regardless of any termination of this Agreement as a result of a Delivery Default, neither party shall be relieved from any liability for damages or otherwise which may have been incurred by reason of any breach of this Agreement.

                                   ARTICLE 18

                          FOREIGN CORRUPT PRACTICES ACT

                18.1    Each party hereby represents and warrants that:

                (a) In carrying out its responsibilities under this Agreement, it shall not pay, offer or promise to pay, or authorize the payment directly or indirectly of any monies or anything of value to (i) any person or firm employed by or acting for or on behalf of any customer, whether private or governmental, or (ii) any government official or employee or any political party or candidate for political office, for the purpose of inducing or rewarding any favorable action by the customer in any commercial transaction or in any governmental matter; and

                (b) No owner, partner, officer, director or employee of such party or of any parent or subsidiary company of such party is or will become an official or employee of the government during the term of this Agreement while simultaneously maintaining his/her position with such party, unless such person obtains the prior written approval of the other party.

                18.2 In the event that it is established in an arbitration pursuant to Article 22 or in any criminal proceeding that a party has breached the provisions of this

Article 18, the other party shall have the right to terminate this Agreement pursuant to Section 17.01(b) or 17.02(c), as the case may be.

                18.3 In no event shall any party be obligated under this Agreement to take any action or omit to take any action that such party believes, in good faith, would cause it to be in violation of any U.S. laws, including the Foreign Corrupt Practices Act.

                                   ARTICLE 19

                               TERMINATION OF TERM

                19.1 This Agreement automatically shall terminate upon the expiration of the Term pursuant to Article 7 or termination pursuant to Article 17.

                19.2 Upon the expiration or termination of this Agreement with respect to an IRU Segment, the IRU with respect to such Segment shall immediately terminate and all rights of SAC to use the IMPSAT System, the IRU Duct and the IRU Associated Properties or any part thereof relating to such Segment, shall cease and IMPSAT shall have no further obligations to SAC with respect to such Segment. Promptly thereupon, SAC shall remove all of SAC's equipment and other SAC property from such Segment and any related IMPSAT facilities at SAC's sole cost, under IMPSAT's supervision, provided that, in the case of a Subway IRU Segment, no such removal shall be required unless otherwise required by the relevant governmental authority. SAC shall repair such Segment to its original condition before the installation of such equipment and property, provided that, in the case of a Subway IRU Segment, no such repair shall be required unless otherwise required by the relevant governmental authority.

                19.3 Notwithstanding the foregoing, no termination or expiration of this Agreement shall affect the rights or obligations of any party hereto (a) with respect to any then existing defaults or the obligation to make any payment hereunder for services rendered prior to the date of termination or expiration, but subject to Article 18 or (b) pursuant to Article 11, Article 12,
Article 14 or Article 16 herein, which Articles shall survive the expiration or termination hereof.

                                   ARTICLE 20

                                  FORCE MAJEURE

                20.1 Neither party hereto shall be responsible for any loss, damage, delay or failure of performance resulting directly or indirectly from any cause which is beyond its reasonable control and which prevents such party from performing any material obligation ("Force Majeure"), including but not limited to: acts of God or of the public enemy; acts or failures to act of any governmental authority, including without limitation any delay in obtaining, or failure to obtain, any Permits, unless resulting from any act or omission of such party, including without limitation the failure to duly or timely apply for such Permits; war or warlike operations, civil war or commotion, mobilizations or military call-up, and acts of similar nature; revolution, rebellions, sabotage, and insurrections or riots; fires, floods, epidemics quarantine restrictions; strikes, and other labor actions; freight embargoes; unworkable weather (in the case of IMPSAT, so long as IMPSAT shall have taken reasonably foreseeable unworkable (based on average weather
conditions over the last *[      ] years) weather into account when planning
its work schedule); acts or omissions of transporters; or damage caused by other construction activity such as building of roads and railroads; provided that the following shall not, in and of themselves, constitute Force Majeure:
(i) a loss by IMPSAT or any Subcontractor of employees (other than by reason of Force Majeure), (ii) strikes and other labor actions involving IMPSAT's or any Subcontractor's own work force not part of a general strike, (iii) the first
*[      ] days of unworkable weather (unless any such day occurs during the
*[      ] days immediately preceding the then Scheduled RFS Date for the
Backhaul System), (iv) the failure (other than by reason of Force Majeure) of any Subcontractor, supplier or transporter to perform its obligations to IMPSAT (including on account of insolvency), (v) the unavailability of any raw materials or components, unless such raw materials or components are generally unavailable in the marketplace or are unavailable by reason of Force Majeure,
(vi) any increase in IMPSAT's costs, (vii) any reasonably foreseeable site, soil or subsurface conditions or (viii) the failure of any governmental authority or private entity to grant its approval for IMPSAT to assign, transfer or issue any Permit to SAC.

                20.2 If any such Force Majeure causes an increase in the time or costs required for performance of any of its duties or obligations, IMPSAT shall be entitled to an equitable extension of time for completion of the Work and an equitable adjustment in the Fee.

                20.3    Each party shall inform the other party promptly with
written notification, and in all cases within *[      ] days of discovery and
knowledge, of any occurrence covered under this Article and shall use its reasonable efforts to minimize such additional delays. In the case of a notification by IMPSAT, IMPSAT shall promptly provide an estimate of the anticipated time required to complete the Work. IMPSAT shall be entitled to an equitable extension of time resulting from the Force Majeure condition, but only to the extent that such Force Majeure actually causes a delay in the timely completion of the Work after all reasonable efforts to minimize such a delay have been made.

                20.4    Within *[      ] days after receipt of such a notice
from either party, the other party may provide a written response.

                20.5    If a Force Majeure (except pursuant to Section 5.02(a))
continues for a total of *[      ] days, either party may terminate this
Agreement by written notice to the other (such notice, a "Notice of Termination") and

* CONFIDENTIAL TREATMENT REQUEST - Confidential portion has been omitted and filed separately with the Commission.

this Agreement shall be deemed to have been terminated by SAC, effective on the date of the terminating party's notice, and the provisions of Article 21 shall apply to such termination.

                20.6    Every *[      ] days during the period of Force
Majeure, the parties shall meet and review the circumstances surrounding the Force Majeure, including, without limitation, the anticipated date of recommencing the Work.

                20.7 Force Majeure shall not excuse the late payment of money.

                                   ARTICLE 21

                          TERMINATION FOR FORCE MAJEURE

                21.1 After the delivery of a Notice of Termination with respect to an Owned Segment pursuant to Section 20.05, and except as otherwise directed by SAC, IMPSAT shall:

                (a) Stop Work under this Agreement with respect to such Owned Segment on the date and to the extent specified in the Notice of Termination;

                (b) Place no further orders or contracts for materials, services or facilities with respect to such Owned Segment except as may be necessary for completion of such portion of Work under this Agreement as is not terminated;

                (c) Use reasonable efforts to terminate all orders and contracts with respect to such Owned Segment to the extent that they relate to the performance of Work terminated by the Notice of Termination;

                (d) Assign to SAC, in the manner, at the time, and to the extent directed by SAC, all of IMPSAT's rights, title and interest under the orders and contracts so terminated with respect to such Owned Segment;

                (e) Use reasonable efforts to settle all outstanding liabilities and all claims arising out of such termination of orders and contracts, with SAC's approval or ratification to the extent required;

                (f) Transfer title and deliver to SAC in the manner, at the time and to the extent (if any) directed for the fabricated or unfabricated parts, work in process, completed work, supplies and other material produced as


* CONFIDENTIAL TREATMENT REQUEST - Confidential portion has been omitted and filed separately with the Commission.

        a part of, or acquired in connection with, the performance of the Work terminated by the Notice of Termination;

                (g) Use reasonable efforts to sell, in the manner, at the time, to the extent and at the price or prices directed or authorized by SAC, any property of the types referred to in Section 21.01(f) above; provided, however, that IMPSAT:

                        (i) shall not be required to extend credit to any buyer; and

                        (ii) may acquire any such property under the conditions prescribed by and at a price approved by SAC;

and provided further that the net proceeds of any such transfer or disposition shall be applied in reduction of any payments to be made by SAC to IMPSAT under this Agreement or, if no such payments are due, paid in such other manner as SAC may direct;

                (h) Complete performance of such part of the Work which was not terminated by the Notice of Termination; and

                (i) Take such action as may be necessary, or as SAC may reasonably direct, for the protection and preservation of the property related to this Agreement which is in IMPSAT's possession and in which SAC has acquired or may acquire an interest.

                21.2 After such Notice of Termination, IMPSAT shall submit to SAC a written termination claim. Such claim shall be submitted promptly, but, unless otherwise extended, in no event later than six months from the effective date of termination.

                21.3 In the settlement of any such partial or total termination claim, SAC shall pay to IMPSAT the total of:

                (a) all amounts invoiced in accordance with this Agreement with respect to the affected Owned Segment plus, for Work or Supplies which have been done or provided with respect to such Owned Segment but which have not been invoiced, an amount in proportion to the amount of such Work or Supplies done or provided;

                (b) the cost of settling and paying claims arising out of the termination of Work with respect to such Owned Segment under the contracts and orders, as provided in Section 21.01(e) above which are properly chargeable to the terminated portion of this Agreement; and

                (c) the reasonable costs of settlement including accounting, legal, clerical and other expenses necessary for the preparation of settlement claims and supporting data with respect to the terminated portion of this Agreement and for termination and settlement of contracts thereunder, together with reasonable storage, transportation and other costs incurred in connection with the protection and disposition of property proper to this Agreement.

                21.4    In arriving at the amount due to IMPSAT under this
Article 21, all unliquidated payments made to IMPSAT, any liability which IMPSAT may have to SAC, and the agreed price for, or the proceeds of sale of any materials, Supplies or other things acquired by IMPSAT or sold, pursuant to the provisions of this Article 21, and not otherwise recovered by or credited to SAC shall be deducted.

                21.5 SAC may, from time to time, under such terms and conditions as it prescribes, approve partial payments and payments on account against costs incurred by IMPSAT in connection with the terminated portion of this Agreement. If such payments total in excess of the amount finally agreed or determined to be due under this Article 21, such excess shall be refunded, upon demand, by IMPSAT.

                21.6 For a period of one year after final settlement under this Agreement, IMPSAT shall preserve and make available to SAC at reasonable times at IMPSAT's office, but without direct charge to SAC, all supporting books, records and documents required to be kept relating to the terminated Work.

                                   ARTICLE 22

                               DISPUTE RESOLUTION

                22.1 The parties shall endeavor to settle amicably by mutual discussions any disputes, differences, or claims whatsoever related to this Agreement.

                22.2 Failing such amicable settlement, any controversy, claim or dispute arising under or relating to this Agreement, including the existence, validity, interpretation, performance, termination or breach thereof, shall finally be settled by arbitration in accordance with the International Arbitration Rules of the American Arbitration Association ("AAA"). Unless the parties agree to a sole arbitrator, there shall be three (3) arbitrators, with each party appointing one arbitrator, who collectively will select a third. The language of the arbitration shall be English. The arbitrators will not have authority to award punitive damages to either party. Each party shall bear its own expenses, but the parties shall share equally the fees and expenses of the arbitration tribunal and the AAA. Any award in such arbitration shall be final, and judgment thereon may be entered in any court of competent jurisdiction. In any such arbitration, the decision in any prior arbitration under this Agreement shall not be deemed conclusive of the rights as among themselves of the parties hereunder. The arbitration shall be held in New York, New York, U.S.A.

                                   ARTICLE 23

               ASSIGNMENT, SUBCONTRACTORS AND DARK FIBER TRANSFERS

                23.1 Except as provided in this Article, neither party shall assign this Agreement or any right or interest under this Agreement, nor delegate any work or obligation to be performed under this Agreement (an "Assignment"), without the other party's prior written consent which shall not be unreasonably withheld (it being understood that it shall be deemed to be reasonable to withhold consent to the assignment of this Agreement or any rights, interest or obligations hereunder to a competitor of IMPSAT or SAC or an Affiliate of a competitor of IMPSAT or SAC or an uncreditworthy party).

                23.2 IMPSAT has the right to assign all or any part of its rights under this Agreement, or to delegate all or any part of its duties hereunder at any time without SAC's consent to (a) a successor to substantially all the assets of IMPSAT by way of a merger, consolidation or sale of assets or
(b) an Affiliate of IMPSAT; provided that (i) in the case of any assignment or delegation pursuant to this Section 23.02, such assignee or delegee shall assume in writing all liabilities, warranties, representations and obligations of IMPSAT under this Agreement with respect to the rights and duties so assigned or delegated and (ii) in the case of an assignment pursuant to clause (b) above, the Guaranty shall remain in effect. IMPSAT shall give SAC written notice 30 days prior to any assignment or delegation by it. IMPSAT shall remain jointly and severally liable with any such assignee or delegee.

                23.3 (a) SAC acknowledges and agrees that IMPSAT may grant security interests of any kind in and/or collaterally assign its rights with respect to the IMPSAT System, the IRU Duct, the IRU Associated Properties, the Permits along an IRU Segment, and/or this Agreement, including the proceeds thereof, to other parties, provided that any secured party agrees to recognize and be bound by the terms of this Agreement. After receipt of notice from any secured party of a default by IMPSAT under any relevant security document, SAC agrees to make, and makes, all payments thereafter as instructed by such secured party. SAC acknowledges and consents to the foreclosure, should it occur, upon this Agreement by any secured party or its designee, successor or assignee, and the consequent replacement of IMPSAT under this Agreement by the secured party, its designee, successor or assignee, or another purchaser or assignee.

                (b) Any secured party shall be entitled to exercise all rights and to cure any defaults of IMPSAT under this Agreement, within such cure period as may be available to IMPSAT under this Agreement. Upon receipt of notice from a secured party, SAC agrees to accept such exercise and cure by a secured party and to render all or any part of the performance due by SAC under this Agreement to such secured party. Any secured party replacing IMPSAT hereunder shall be bound by the terms of this Agreement to the same extent and in the same manner as IMPSAT.

                (c) Any secured party shall be deemed an intended third party beneficiary of this Section 23.03. This Section 23.03 shall be self-operative and no further instrument shall be required by any security agreement, mortgage or other document reflecting the security interest to make this Section 23.03 effective.

                23.4 SAC has the right to assign all or any part of its rights and delegate all or any part of its duties hereunder at any time without IMPSAT's consent to (a) any other entity to whom all or any part of SAC's rights and interests in the Backhaul System have been transferred or (b) an Affiliate of SAC; provided (i) that in the case of any assignment or delegation pursuant to this Section 23.04, such assignee or delegee shall assume in writing all liabilities, representations and obligations of SAC under this Agreement with respect to the rights and duties so assigned or delegated and (ii) in the case of an assignment pursuant to clause (b) above, the Keep-well Letter shall remain in effect. SAC may assign all warranties and/or guarantees hereunder to any assignee or delegee. SAC shall give IMPSAT written notice 30 days prior to any such assignment or delegation. SAC shall remain jointly and severally liable with any such assignee or delegee. SAC also has the right to (a) convey, transfer or sell capacity on the Backhaul System to any person and (b) convey, transfer or sell to any person, pursuant to the grant of IRUs or otherwise, any dark fibers from any fiber pairs in the Backhaul System, together with rights in the accompanying Owned Ducts, IRU Duct, Owned Associated Properties and IRU Associated Properties. SAC may further assign its rights and delegate its obligations under Article 29 hereof to (or cause a novation of such rights and duties on the same terms with) Global Crossing Network Center Ltd., and IMPSAT shall execute such documentation as SAC shall reasonably request to give effect to such assignment, delegation or novation, including without limitation a maintenance agreement reflecting the terms set forth in Article 29.

                23.5 IMPSAT may select subcontractors ("Subcontractors") in connection with the performance of the Work such that all Work provided by any such Subcontractors meet the Acceptance Criteria and the reliability and performance requirements set forth in this Agreement. If a proposed Subcontractor is not listed on Exhibit D hereto, IMPSAT shall obtain approval thereof from SAC, which approval will not be unreasonably withheld, provided, however, that no such approval shall be required with respect to Subcontractors which perform services or provide materials for consideration less of than U.S.$50,000.00. Regardless of whether or not IMPSAT uses a Subcontractor recommended by SAC, use by IMPSAT of a Subcontractor will not, under any circumstances: (i) give rise to any claim by IMPSAT against SAC if such Subcontractor breaches its subcontract or contract with IMPSAT; (ii) give rise to any claim by such Subcontractor against SAC; (iii) create any contractual obligation by SAC to the Subcontractor; (iv) give rise to a waiver by SAC of its rights to reject any defects or deficiencies or defective Work; or (v) in any way release IMPSAT from being solely responsible to SAC for the Work to be performed under this Agreement.

                23.6 IMPSAT is the general contractor for the Work and remains responsible for all of its obligations under this Agreement, including the Work, regardless of whether a subcontract or supply agreement is made or whether IMPSAT relies upon any Subcontractor to any extent. IMPSAT's use of Subcontractors for any of the Work will in no way increase IMPSAT's rights or diminish IMPSAT's liabilities to SAC with respect to this Agreement, and in all events IMPSAT's rights and liabilities hereunder with respect to SAC will be as though IMPSAT had itself performed such Work. IMPSAT will be liable for any delays caused by any Subcontractor as if such delays were caused by IMPSAT.

                23.7 The terms of this Agreement will in all events be binding upon IMPSAT regardless of and without regard to the existence of any inconsistent terms in any agreement between IMPSAT and any Subcontractor whether or not and without regard to the fact that SAC may have directly and/or indirectly had notice of any such inconsistent term.

                23.8 IMPSAT must make all payments to all Subcontractors (except in the case of legitimate disputes between IMPSAT and any such Subcontractor arising out of the agreement between IMPSAT and such Subcontractor) in accordance with the respective agreements between IMPSAT and its Subcontractors such that Subcontractors will not be in a position to enforce liens and/or other rights against SAC, the Backhaul System or any part thereof.

                23.9 This Agreement and each of the parties' respective rights and obligations under this Agreement, shall be binding upon and shall inure to the benefit of the parties hereto and each of their respective permitted successors and assigns.

                23.10 Any attempted assignment, transfer or other disposition by either party which is in violation of this Article shall be void and of no force and effect.

                                   ARTICLE 24

                                    GUARANTOR

                24.1 IMPSAT agrees to cause the Guarantor to execute and deliver the Guaranty to SAC as a condition precedent to the effectiveness of this Agreement.

                                   ARTICLE 25

                 REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGMENTS

                25.1    Each party represents and warrants that:

                (a) it is duly organized and validly existing under the laws of the jurisdiction of its organization and has the corporate power and authority and the legal right to own and operate its property, to lease the property it operates and to conduct the business in which it is currently engaged;

                (b) it has the corporate power and authority and the legal right to execute and deliver, and to perform its obligations under, this Agreement, and has taken all necessary corporate action to authorize its execution, delivery and performance of this Agreement;

                (c) this Agreement constitutes a legal, valid and binding obligation of such party enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally, general equitable principles and an implied covenant of good faith and fair dealing;

                (d) the execution, delivery and performance of this Agreement will not violate any provision of any law, rule or regulation or any lease, agreement or instrument applicable to such party or to which any of its property is subject and will not result in or require the creation or imposition of any lien on any of the properties or revenues of such party pursuant to any law, rule or regulation or any lease, agreement or instrument applicable to such party or to which any of its property is subject; and

                (e) except for Permits, no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or governmental authority and no consent of any other person (including, without limitation, any stockholder or creditor of such party) is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except in each case those that have been made or obtained.

                                   ARTICLE 26

                             TITLE AND RISK OF LOSS

                26.1 Title to all upplies provided by IMPSAT hereunder for incorporation in or attachment to a Segment shall pass to and vest in SAC in accordance with Article 5. Risk of loss or damage to all Supplies provided by IMPSAT for incorporation in or attachment to such Segment shall pass to and vest in SAC in accordance with Article 5. Upon termination of this Agreement pursuant to Article 17 or Article 21, SAC may require, upon full payment of all amounts due thereunder (provided that, without limiting SAC's obligation to make any such payment, if this Agreement is terminated by SAC pursuant to Section 17.02(d), full payment shall not be required prior to the transfer of title), that title to the equipment, materials and Supplies with respect to the Owned Segments, which has not previously passed to SAC, pass to SAC, free and clear of all liens, claims, charges and other encumbrances other than those deriving through SAC.

                26.2 Upon the passage of title in accordance with the terms of Section 5.06, IMPSAT warrants that all parts, materials, and equipment to which title has passed (or have otherwise been transferred) will be free and clear of all liens, claims, charges and other encumbrances other than those deriving through SAC.

                                   ARTICLE 27

                              INTELLECTUAL PROPERTY

                27.1 All right, title, and interest in and to all Intellectual Property created or developed by IMPSAT in the course of its performance under this Agreement is and shall remain the sole property of IMPSAT. IMPSAT grants (or in the case of items owned by other parties, agrees to cause such other party to grant) to SAC a perpetual, royalty-free, non-transferable license to use and reproduce those Deliverable Technical Materials owned, controlled, or developed by IMPSAT (or such other party) for purposes of using and operating the Backhaul System, with the right to employ third parties (under appropriate written obligations respecting confidentiality) to assist SAC with such use and operation, but with no right to sublicense. The licenses granted to SAC by IMPSAT in the Deliverable Technical Materials are personal and non-transferable, except that SAC may assign or transfer such licenses to an Affiliate or to any entity succeeding to SAC's entire interest in the Backhaul System as a result of reorganization or restructuring of SAC or in the event of a change of control of SAC.

                                   ARTICLE 28

                                  INFRINGEMENT

                28.1 IMPSAT agrees to defend or settle at its own expense all suits for infringement of any patent, copyright, trademark or other form of intellectual property right in any country of the world, for any component part of the Backhaul System as provided by IMPSAT or material or equipment used therein (or the manufacture of any material or the normal use thereof) provided by IMPSAT or on its behalf pursuant to this Agreement and will hold SAC harmless from all expense of defending any such suit and all payments for final judgment assessed on account of such infringement.

                28.2 IMPSAT will not settle any suit for infringement as to which it is obliged to defend SAC as provided in Section 28.01 without first consulting with SAC, and IMPSAT will not settle any suit for infringement in a manner that would materially diminish SAC's use and enjoyment of the Backhaul System or cause SAC to incur any monetary obligation to any third party without SAC's prior consent. SAC, at its own expense, may elect to participate in the defense of any suit for infringement relating to this Agreement.

                28.3 IMPSAT and SAC agree to give each other prompt written notice of claims and suits for infringement and full opportunity and authority to assume the sole defense, including appeals, of suits for infringement described in Section 28.01. Upon request and at its own expense, each party agrees to furnish to the other party all information and assistance available to it for such defense.

                28.4 If all or any portion of the Backhaul System or any material, part or equipment provided by IMPSAT or on its behalf is held to constitute an infringement and is subject to an injunction restraining its use or any order providing for its delivery up to or destruction, or if in respect of any such claim of infringement IMPSAT deems it advisable to do so, IMPSAT shall at its own expense either (i) procure for SAC the right to retain and continue to use the Backhaul System, the affected portion thereof, or any such material, part or equipment without interruption for SAC; or (ii) replace or modify the Backhaul System, the affected portion thereof, or any material, part or equipment so that it becomes non-infringing while continuing to meet the Acceptance Criteria.

                                   ARTICLE 29

                  MAINTENANCE AND REPAIR OF THE BACKHAUL SYSTEM

                29.1 Beginning on the Date of Provisional Acceptance of the Backhaul System, IMPSAT shall provide the maintenance services set forth in
Exhibit 10 (the "Maintenance Services") with respect to the Backhaul System. The Backhaul

System shall be maintained throughout the Term in accordance with the procedures set forth in Exhibit 10 and the Design Specifications.

                29.2    (a) SAC agrees to pay to IMPSAT an annual amount of
U.S.$*[      ] for the Maintenance Services (the "Recurring Service Charge").
The Recurring Service Charge shall be payable in advance in quarterly
installments within *[      ] following the commencement of each calendar
quarter after the Date of Provisional Acceptance of the Backhaul System. If the Date of Provisional Acceptance of the Backhaul System does not occur at the beginning of a calendar quarter, such payment shall be prorated based on the number of calendar days remaining in the then current calendar quarter and paid
within *[      ] following such Date of Provisional Acceptance.

                (b) The Recurring Service Charge for the Backhaul System shall be reviewed and agreed on each second anniversary of the Date of Provisional Acceptance of the Backhaul System to account for inflationary effects.

                29.3 In the event of a fault, SAC shall immediately notify IMPSAT of the occurrence thereof. IMPSAT shall use its reasonable best efforts to cause such fault to be repaired and service to be restored within the respective periods therefor set forth in Exhibit 10.

                29.4    *[      ].

                29.5 IMPSAT shall be responsible for preventive maintenance in respect of the Backhaul System in accordance with Exhibit 10.

                29.6 IMPSAT may subcontract testing, maintenance, repair, restoration, relocation, or other operational and technical services it is obligated to provide hereunder; provided, however, such subcontracting shall not relieve IMPSAT of any obligations under this Agreement, including without limitation all DMOQs. Prior to engaging any such Subcontractor, IMPSAT shall provide to SAC the name of such proposed Subcontractor and other information reasonably requested by SAC. Within 30 days after receipt of such information, SAC may object to the engagement of any Subcontractor, but only on the basis that a proposed Subcontractor does not possess the necessary technical capabilities or resources to perform the tasks proposed to be performed by such Subcontractor. If SAC has not objected in writing to the use of any Subcontractor within 30 days after receipt of such information, then SAC shall be deemed to have consented to the use of such Subcontractor.

                29.7 When restoring a cut cable in an IRU Segment, the parties agree to work together to restore all traffic as quickly as possible. IMPSAT, promptly

* CONFIDENTIAL TREATMENT REQUEST - Confidential portion has been omitted and filed separately with the Commission.

upon arriving on the site of the cut, shall determine the course of action to be
taken to restore the cable and shall begin restoration efforts. *[      ]

                                   ARTICLE 30

                                     GENERAL

                30.1 The failure of either party hereto to enforce any of the provisions of this Agreement, or the waiver thereof in any instance, shall not be construed as a general waiver or relinquishment on its part of any such provision, but the same shall nevertheless be and remain in full force and effect.

                30.2 This Agreement shall be governed by and construed in accordance with the law of the State of New York, United States of America.

                30.3 (a) The captions or headings in this Agreement are strictly for convenience and shall not be considered in interpreting this Agreement or as amplifying or limiting any of its content. Words in this Agreement which import the singular connotation shall be interpreted as plural, and words which import the plural connotation shall be interpreted as singular, as the identity of the parties or objects referred to may require.

                (b) Unless expressly defined herein, words having well known technical or trade meanings shall be so construed. All listing of items shall not be taken to be exclusive, but shall include other items, whether similar or dissimilar to those listed, as the context reasonably requires.

                (c) This Agreement has been fully negotiated between and jointly drafted by the parties.

                (d) All actions, activities, consents, approvals and other undertakings of the parties in this Agreement shall be performed in a reasonable and timely manner. Except as specifically set forth herein, for the purpose of this Agreement the standards and practices of performance within the telecommunications industry in the relevant market shall be the measure of a party's performance.

                30.4 This Agreement constitutes the entire and final agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements relating to the subject matter hereof, which are of no further force or effect. The Exhibits referred to herein are integral parts hereof and are hereby made a part of this Agreement. To the extent that any of the provisions of any Exhibit hereto are inconsistent with the express terms of this Agreement, the terms of this Agreement shall prevail. This Agreement may only be modified or supplemented by an

* CONFIDENTIAL TREATMENT REQUEST - Confidential portion has been omitted and filed separately with the Commission.

instrument in writing executed by a duly authorized representative of each party and delivered to the party relying on the writing.

                30.5 The relationship between SAC and IMPSAT shall not be that of partners, agents, or joint venturers for one another, and nothing contained in this Agreement shall be deemed to constitute a partnership or agency agreement between them for any purposes, including, but not limited to federal income tax purposes. Neither party may represent to its customers, potential customers or others that the other party jointly participates with such party in the provision of services or facilities. SAC and IMPSAT, in performing any of their obligations hereunder, shall be independent contractors or independent parties and shall discharge their contractual obligations at their own risk subject, however, to the terms and conditions hereof.

                30.6 If any term, covenant or condition contained herein is, to any extent, held invalid or unenforceable in any respect under the laws governing this Agreement, the remainder of this Agreement shall not be affected thereby, and each term, covenant or condition of this Agreement shall be valid and enforceable to the fullest extent permitted by law. The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein which is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

                30.7 This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument.

                30.8 Within ninety (90) days after the date hereof, this Agreement shall be officially translated into the Portuguese language by SAC and properly notarized consistent with Brazilian law, and the Portuguese translation of this Agreement shall be re-executed by the parties hereto. In the event this Agreement must be presented to any Brazilian judicial or administrative authority, the Portuguese translation shall govern with respect to matters to be decided by such authority.

                In confirmation of their consent and agreement to the terms and conditions contained in this Agreement and intending to be legally bound hereby, the parties have executed this Agreement as of the date first above written.

                              IMPSAT COMUNICACOES LTDA.,
                              a Brazil corporation


                              By:
                                 ---------------------------------
                                 Name:
                                 Title:

SOUTH AMERICAN CROSSING LTD.,
a Bermuda corporation


By:
   ---------------------------------
   Name:
   Title: